Exhibit 10.1

AMENDMENT AND RESTATEMENT AGREEMENT dated as of October 26, 2017 (this “Agreement”), among EXPRESS SCRIPTS HOLDING COMPANY, a Delaware corporation (“Company”), the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, CITIBANK N.A. (“Citibank”), in its capacity as successor administrative agent (the “Administrative Agent”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), in its capacity as existing administrative agent (in such capacity, the “Existing Administrative Agent”), relating to the Credit Agreement dated as of April 28, 2015 (as amended prior to the date hereof, the “Existing Credit Agreement”; and as amended and restated hereby, the “Amended Credit Agreement”), among Company, the Lenders party thereto and the Existing Administrative Agent.

WHEREAS, Company has requested that (i) the Persons set forth on Schedule 2.1 to the Amended Credit Agreement (the “New Revolving Lenders”) provide revolving commitments in an aggregate amount equal to $3,500,000,000 (the “New Revolving Loan Commitments”) to Company and (ii) the Existing Credit Agreement be amended as set forth herein;

WHEREAS, Company has also requested that Citibank agree to act as Administrative Agent under the Amended Credit Agreement and the other Loan Documents;

WHEREAS, (i) the New Revolving Lenders are willing to provide the New Revolving Loan Commitments, (ii) the Lenders party hereto, constituting the Requisite Lenders under (and as defined in) the Existing Credit Agreement and the Amended Credit Agreement, are willing to consent to (x) the amendments to the Existing Credit Agreement as set forth herein and (y) the appointment of Citibank as Administrative Agent under the Amended Credit Agreement and the other Loan Documents, (iii) Citibank is willing to accept such appointment as Administrative Agent and (iv) Credit Suisse has agreed to resign as Existing Administrative Agent, in each case on the terms and subject to the conditions set forth herein and in the Existing Credit Agreement and the Amended Credit Agreement, as applicable;

WHEREAS, capitalized terms used but not otherwise defined in this Agreement have the meanings specified in the Amended Credit Agreement;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment and Restatement of the Existing Credit Agreement. Effective as of the Closing Date (as defined below), the Existing Credit Agreement (including all Exhibits and Schedules thereto) is hereby amended and restated to be in the form attached as Annex I hereto.

SECTION 2. Revolving Loan Commitments.

(a) Effective as of the Closing Date, each New Revolving Lender agrees, severally and not jointly, to provide a New Revolving Loan Commitment to Company in the amount set forth opposite such New Revolving Lender’s name on Schedule 2.1 to the Amended Credit Agreement. The New Revolving Loan Commitments shall constitute Revolving Loan Commitments under the Amended Credit Agreement, and shall have the terms set forth therein. Each New Revolving Lender” shall be a “Revolving Lender” and a “Lender” under the Amended Credit Agreement and the other Loan Documents, and each New Revolving Lender shall have all the rights and obligations of a “Revolving Lender” and a “Lender” holding a Revolving Loan Commitment or a Revolving Loan under the Amended Credit Agreement and the other Loan Documents.

(b) On the Closing Date, all Revolving Loan Commitments under (and as defined in) the Existing Credit Agreement shall be terminated pursuant to Section 2.4D(ii) of the Existing Credit Agreement, all prior notice of such termination being hereby waived by the Lenders party hereto, constituting the Requisite Lenders under (and as defined in) the Existing Credit Agreement.

SECTION 3. Resignation and Appointment of Administrative Agent. Effective as of the Closing Date, (a) the Lenders party hereto, constituting the Requisite Lenders (as defined in the Existing Credit Agreement and the Amended Credit Agreement), (i) hereby accept the resignation of Credit Suisse as the Existing Administrative Agent under the Loan Documents and (ii) hereby appoint Citibank to act as Administrative Agent under the Amended Credit Agreement and the other Loan Documents, (b) Company hereby consents to the appointment of Citibank to act as Administrative Agent under the Amended Credit Agreement and the other Loan Documents and (c) Citibank hereby accepts its appointment as Administrative Agent under the Amended Credit Agreement and the other Loan Documents. Each of the parties hereto hereby waives the notice requirements with respect to the resignation of the Existing Administrative Agent set forth in Section 9.5 of the Existing Credit Agreement or in any other Loan Document.

SECTION 4. Release of Subsidiary Guarantors. Effective as of the later of (a) the Closing Date and (b) release of the Released Guarantors from their guarantee obligations in respect of the Existing Senior Notes and all other Indebtedness of Company in an aggregate principal amount of $100,000,000 or more, (i) the Subsidiary Guarantors under (and as defined in) the Existing Credit Agreement, other than the Subsidiary Guarantors party hereto, shall be released from their obligations under the Subsidiary Guaranty and shall cease to be a party thereto, (ii) the Lenders party hereto, constituting the Requisite Lenders under (and as defined in) the Existing Credit Agreement, hereby consent to such release and (iii) this Agreement shall constitute evidence of such release for all purposes under the Loan Documents.

SECTION 5. Representations and Warranties. Each of Company and each Subsidiary Guarantor represents and warrants to Administrative Agent and to each of the Lenders, as of the Closing Date, that this Agreement has been duly authorized, executed and delivered by Company and such Subsidiary Guarantor and constitutes a legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

SECTION 6. Conditions to Effectiveness of Agreement. The effectiveness of this Agreement and the obligations of the New Revolving Lenders to provide the New Revolving Loan Commitments shall be subject to satisfaction of each of the conditions precedent set forth in Section 4.1 of the Amended Credit Agreement (the date on which such conditions precedent shall have been satisfied, the “Closing Date”).

SECTION 7. Effects of Amendment and Restatement; No Novation. The Amended Credit Agreement shall, except as otherwise expressly set forth herein or therein, supersede the Existing Credit Agreement from and after the Closing Date. Except as expressly set forth herein or in the Amended Credit Agreement, neither this Agreement nor the Amended Credit Agreement shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Existing Administrative Agent or Administrative Agent under any Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document, all of which shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document in similar or different circumstances. Except as expressly provided for herein with respect to the Revolving Loan Commitments under (and as defined in) the Existing Credit Agreement, none of (i) this Agreement, (ii) the Amended Credit Agreement or (iii) any other Loan Document executed and delivered in connection herewith shall constitute a novation, payment and reborrowing or complete or partial termination of the Obligations under the Existing Credit Agreement and the other Loan Documents as in effect prior to the Closing Date. After the Closing Date, any reference in any Loan Document to the Existing Credit Agreement shall be deemed to refer without further amendment to the Amended Credit Agreement.

SECTION 8. GOVERNING LAW, JURISDICTION, WAIVER OF JURY TRIAL. THE PROVISIONS OF SECTIONS 10.15, 10.17 and 10.18 OF THE AMENDED CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

SECTION 9. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement by telefacsimile or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10. Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in the manner, and become effective, as set forth in Section 10.8 of the Amended Credit Agreement.

SECTION 11. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 12. Reaffirmation. Each of the undersigned Loan Parties hereby consents to this Agreement and the transactions contemplated thereby. Each of the undersigned Loan Parties further (a) affirms and confirms its respective guarantees and other obligations under the Amended Credit Agreement and each of the other Loan Documents to which it is a party, in respect of the Obligations and (b) agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated thereby, the Loan Documents to which it is a party, and such guarantees and other obligations thereunder, shall continue to be in full force and effect in accordance with the terms thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

EXPRESS SCRIPTS HOLDING COMPANY

By:	/s/ Timothy A. Smith
Name: Timothy A. Smith
Title: Vice President and Treasurer

EXPRESS SCRIPTS, INC.

By:	/s/ Timothy A. Smith
Name: Timothy A. Smith
Title: Vice President and Treasurer

MEDCO HEALTH SOLUTIONS, INC.

By:	/s/ Timothy A. Smith
Name: Timothy A. Smith
Title: Vice President and Treasurer

CITIBANK, N.A., as Administrative Agent, a Lender and an Issuing Bank

By:	/s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Existing Administrative Agent

By:	/s/ Christopher Day
Name: Christopher Day
Title: Authorized Signatory

By:	/s/ Karim Rahimtoola
Name: Karim Rahimtoola
Title: Authorized Signatory

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: Wells Fargo Bank, N.A.

By	/s/ Christopher M. Johnson
Name: Christopher M. Johnson
Title: Director

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: Bank of America, N.A.

By	/s/ Yinghua Zhang
Name: Yinghua Zhang
Title: Director

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By	/s/ Christopher Day
Name: Christopher Day
Title: Authorized Signatory

For any Lender requiring a second signature line: Name of Lender: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By	/s/ Karim Rahimtoola
Name: Karim Rahimtoola
Title: Authorized Signatory

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: JPMorgan Chase Bank, N.A.

By	/s/ Krys Szremski
Name: Krys Szremski
Title: Executive Director

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: MIZUHO BANK, LTD.

By	/s/ Bertram H. Tang
Name: Bertram H. Tang
Title: Authorized Signatory

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By	/s/ Brian McNany
Name: Brian McNany
Title: Director

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: MORGAN STANLEY BANK, N.A.

By	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: ROYAL BANK OF CANADA

By	/s/ Scott MacVicar
Name: Scott MacVicar
Title: Authorized Signatory

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

By	/s/ Jill Wong
Name: Jill Wong
Title: Director

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: Sumitomo Mitsui Banking Corporation

By	/s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: SUNTRUST BANK

By	/s/ Jared Cohen
Name: Jared Cohen
Title: Vice President

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: TD Bank, N.A.

By	/s/ Shivani Agarwal
Name: Shivani Agarwal
Title: Senior Vice President

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: THE BANK OF NOVA SCOTIA

By	/s/ Michelle C. Phillips
Name: Michelle C. Phillips
Title: Execution Head & Director

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: U.S. Bank National Association

By	/s/ David C. Mruk
Name: David C. Mruk
Title: SVP

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: Bank of China, Los Angeles Branch

By	/s/ Lixin Guo
Name: Lixin Guo
Title: SVP & Branch Manager

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: Branch Banking and Trust Company

By	/s/ John P. Malloy
Name: John P. Malloy
Title: Senior Vice President

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Fifth Third Bank

By	/s/ Nathaniel E. Sher
Name: Nathaniel E. Sher
Title: Vice President

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: KeyBank National Association

By	/s/ Douglas Gardner
Name: Douglas Gardner
Title: Vice President

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

PNC BANK, NATIONAL ASSOCIATION

By	/s/ Caleb A. Shapkoff
Name: Caleb A. Shapkoff
Title: Vice President

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: REGIONS BANK

By	/s/ J. Michael Mauldin
Name: J. Michael Mauldin
Title: SVP & Managing Director

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: The Huntington National Bank

By	/s/ Josephine Wisniewski
Name: Josephine Wisniewski
Title: Vice President

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT AGREEMENT

DATED AS OF THE DATE FIRST

WRITTEN ABOVE RELATING TO THE

EXPRESS SCRIPTS HOLDING

COMPANY CREDIT AGREEMENT

The undersigned, by executing this signature page as a Lender agrees to the terms of this Agreement and the transactions contemplated hereby and consents to the amendment of the Existing Credit Agreement effected hereby.

Name of Lender: Stifel Bank & Trust

By /s/ Joseph L. Sooter, Jr.
Name: Joseph L. Sooter, Jr.
Title: Senior Vice President

[Signature Page to Amendment to Express Scripts Holding Company Credit Agreement]

$6,125,000,000

CREDIT AGREEMENT

dated as of April 28, 2015,

as amended and restated as of October 26, 2017

among

EXPRESS SCRIPTS HOLDING COMPANY,

a Delaware corporation,

THE LENDERS LISTED HEREIN,

as Lenders,

and

CITIBANK, N.A.,

as Administrative Agent

CITIGROUP GLOBAL MARKETS INC.,

WELLS FARGO SECURITIES, LLC,

CREDIT SUISSE SECURITIES (USA) LLC,

JPMORGAN CHASE BANK, N.A.,

MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

MIZUHO BANK, LTD.,

MORGAN STANLEY SENIOR FUNDING, INC.

and

RBC CAPITAL MARKETS

as Joint Lead Arrangers and Joint Bookrunners,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent,

and

BANK OF AMERICA, N.A.,

CREDIT SUISSE SECURITIES AG, CAYMAN ISLANDS BRANCH,

JPMORGAN CHASE BANK, N.A.,

MIZUHO BANK, LTD.,

MORGAN STANLEY SENIOR FUNDING, INC.

and

RBC CAPITAL MARKETS

as Co-Documentation Agents

i

3.5	Indemnification; Nature of Issuing Lenders’ Duties	69
3.6	Increased Costs and Taxes Relating to Letters of Credit	71
3.7	Defaulting Lenders	72

Section 4.	CONDITIONS PRECEDENT	73

4.1	Conditions Precedent to Closing Date	73
4.2	Conditions to All Loans	75
4.3	Conditions to Letters of Credit	76

Section 5.	COMPANY’S REPRESENTATIONS AND WARRANTIES	76

5.1	Organization, Powers, Qualification, Good Standing, Business and Subsidiaries	76
5.2	Authorization of Borrowing, Etc	77
5.3	Financial Condition	78
5.4	No Material Adverse Change	78
5.5	Title to Properties; Liens	78
5.6	Litigation; Adverse Facts	79
5.7	Payment of Taxes	79
5.8	Performance of Agreements	79
5.9	Governmental Regulation	79
5.10	Securities Activities	80
5.11	Employee Benefit Plans	80
5.12	Environmental Protection	80
5.13	Employee Matters	81
5.14	Solvency	81
5.15	Disclosure	81
5.16	OFAC	81
5.17	USA Patriot Act	82

Section 6.	COMPANY’S AFFIRMATIVE COVENANTS	82

6.1	Financial Statements and Other Reports	82
6.2	Existence, Etc.	86
6.3	Payment of Taxes and Claims	86
6.4	Maintenance of Properties; Insurance	87
6.5	Inspection Rights	87
6.6	Compliance With Laws, Etc	87
6.7	Environmental Claims and Violations of Environmental Laws	88
6.8	Execution of Subsidiary Guaranty by Certain Subsidiaries	88
6.9	[Reserved]	88
6.10	Policies and Procedures	89

Section 7.	COMPANY’S NEGATIVE COVENANTS	89

7.1	Indebtedness	89
7.2	Prohibition on Liens	90
7.3	[Reserved]	91
7.4	Maximum Leverage Ratio	92
7.5	Restriction on Fundamental Changes	92
7.6	Fiscal Year	92
7.7	Sales and Leasebacks	93
7.8	[Reserved]	93
7.9	Transactions With Shareholders and Affiliates	93
7.10	Conduct of Business	93
7.11	Use of Proceeds	94

Section 8.	EVENTS OF DEFAULT	94

8.1	Failure to Make Payments When Due	94

8.2	Default in Other Agreements	94
8.3	Breach of Certain Covenants	94
8.4	Breach of Warranty	95
8.5	Other Defaults Under Loan Documents	95
8.6	Involuntary Bankruptcy; Appointment of Receiver, Etc	95
8.7	Voluntary Bankruptcy; Appointment of Receiver, Etc	96
8.8	Judgments and Attachments	96
8.9	Dissolution	96
8.10	Employee Benefit Plans	96
8.11	Change in Control	97
8.12	Invalidity of Subsidiary Guaranty; Repudiation of Obligations	97

Section 9.	AGENTS	98

9.1	Appointment	98
9.2	Powers and Duties; General Immunity	98
9.3	Representations and Warranties; No Responsibility for Appraisal of Creditworthiness	100
9.4	Right to Indemnity	100
9.5	Successor Agent	100
9.6	Guarantees	101

Section 10.	MISCELLANEOUS	102

10.1	Assignments and Participations in Loans and Letters of Credit	102
10.2	Expenses	106
10.3	Indemnity	106
10.4	Set-Off	108
10.5	Ratable Sharing	108
10.6	Amendments and Waivers	109

10.7	Independence of Covenants	110
10.8	Notices	111
10.9	Survival of Representations, Warranties and Agreements	111
10.10	Failure or Indulgence Not Waiver; Remedies Cumulative	111
10.11	Marshalling; Payments Set Aside	112
10.12	Severability	112
10.13	Obligations Several; Independent Nature of Lenders’ Rights	112
10.14	Headings	113
10.15	Applicable Law	113
10.16	Successors and Assigns	113
10.17	CONSENT TO JURISDICTION AND SERVICE OF PROCESS	113
10.18	WAIVER OF JURY TRIAL	114
10.19	Confidentiality	115
10.20	Counterparts; Effectiveness	116
10.21	USA Patriot Act	116
10.22	Defaulting Lender Cure	116
10.23	Absence of Fiduciary Relationship	117
10.24	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	117

v

Schedule 2.1	Commitments
Schedule 5.6	Litigation
Schedule 7.1	Indebtedness
Schedule 7.2	Liens

Exhibit I	Form of Notice of Borrowing
Exhibit II	Form of Notice of Conversion/Continuation
Exhibit III	Form of Notice of Request to Issue Letter of Credit
Exhibit IV-A	[Reserved]
Exhibit IV-B	Form of 5-Year Term Note
Exhibit IV-C	Form of Revolving Note
Exhibit V	Form of Solvency Certificate
Exhibit VI	Form of Compliance Certificate
Exhibit VII	Form of Assignment Agreement
Exhibit VIII	Form of Administrative Questionnaire
Exhibit IX	Form of Certificate Re Non-Bank Status
Exhibit X	Form of Amended and Restated Subsidiary Guaranty

EXPRESS SCRIPTS HOLDING COMPANY

CREDIT AGREEMENT

This CREDIT AGREEMENT is dated as of April 28, 2015, and is amended and restated as of October 26, 2017, and entered into by and among EXPRESS SCRIPTS HOLDING COMPANY, a Delaware corporation (“Company”), THE LENDERS (as defined below) and CITIBANK, N.A. (“Citibank”), as administrative agent (in such capacity, “Administrative Agent”) for the Lenders.

R E C I T A L S

WHEREAS, Company, the Lenders and Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), as administrative agent, have previously entered into a Credit Agreement dated as of April 28, 2015 (the “Existing Credit Agreement”), pursuant to which the Lenders (a) made (i) 5-Year Term Loans (such term, and each other capitalized term used but not defined in these Recitals having the meaning assigned to such term in Section 1) on the Original Closing Date in an aggregate principal amount of $3,000,000,000, and (ii) 2-Year Term Loans on the Original Closing Date in an aggregate principal amount of $2,500,000,000 and (b) agreed to make Original Revolving Loans at any time and from time to time on or after the Original Closing Date and prior to the Original Revolving Loan Commitment Termination Date in an aggregate principal amount at any time outstanding not in excess of $2,000,000,000;

WHEREAS, pursuant to the Amendment and Restatement Agreement on the Closing Date, the Existing Credit Agreement will be amended and restated in the form of this Agreement;

WHEREAS, (a) the 5-Year Term Loans made on the Original Closing Date and outstanding on the Closing Date will remain outstanding under this Agreement, (b) the Original Revolving Loan Commitments will terminate on the Closing Date and (c) Company desires that the Revolving Lenders agree to make Revolving Loans at any time and from time to time on or after the Closing Date and prior to the Revolving Loan Commitment Termination Date in an aggregate principal amount at any time outstanding not in excess of $3,500,000,000, the proceeds of which will be used, (i) in the case of Revolving Loans drawn on the Closing Date, to repay in full all Original Revolving Loans outstanding under the Existing Credit Agreement and to pay fees and expenses related to the Transactions, and (ii) in the case of Revolving Loans drawn on and after the Closing Date, for ongoing working capital needs and general corporate purposes; and

WHEREAS, the Subsidiary Guarantors will guarantee the Obligations hereunder and under the other Loan Documents pursuant to the Subsidiary Guaranty.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company and the Lenders agree as follows:

Section 1. DEFINITIONS

1.1 Certain Defined Terms

The following terms used in this Agreement shall have the following meanings:

“2-Year Term Loans” means the term loans made by Lenders to Company pursuant to subsection 2.1(A)(i) of the Existing Credit Agreement.

“5-Year Term Lender” means a Lender having 5-Year Term Loan Exposure.

“5-Year Term Loan Exposure” means, with respect to any Lender as of any date of determination, the outstanding principal amount of the 5-Year Term Loans of that Lender.

“5-Year Term Loans” means the term loans made by Lenders to Company pursuant to subsection 2.1(A)(ii) of the Existing Credit Agreement in an initial aggregate principal amount of $3,000,000,000. On the Closing Date, the outstanding aggregate principal amount of the 5-Year Term Loans is $2,625,000,000.

“5-Year Term Notes” means (i) the promissory notes of Company issued pursuant to subsection 2.1E(ii) of the Existing Credit Agreement and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) of the Existing Credit Agreement or this Agreement in connection with assignments of 5-Year Term Loans of any Lenders, in each case substantially in the form of Exhibit IV-B annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

“Account” means any account (as that term is defined in Section 9-102(a)(2) of the UCC) arising from the sale or lease of goods or rendering of services.

“Acquisition” means the acquisition by Company or any Subsidiary of all or substantially all of the Capital Stock of another Person or all or substantially all the assets of, or a business line of, another Person.

“Adjusted Eurodollar Rate” means, with respect to any Eurodollar Rate Loans for any Interest Period, an interest rate per annum equal to the product of (a) the Eurodollar Rate in effect for such Interest Period and (b) Statutory Reserves.

“Administrative Agent” has the meaning assigned to that term in the preamble to this Agreement; provided that, with respect to all periods prior to the Closing Date, “Administrative Agent” means Credit Suisse.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit VIII annexed hereto or such other form as may be provided from time to time by Administrative Agent.

“Affected Lender” has the meaning assigned to that term in subsection 2.6C.

“Affiliate”, as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agents” means, collectively, Administrative Agent and each financial institution listed on the cover page of this Agreement.

“Agreement” means this Credit Agreement dated as of April 28, 2015, as amended and restated as of October 26, 2017, as it may be further amended, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted Eurodollar Rate that would be applicable on such date if such date were an Interest Rate Determination Date for a Eurodollar Rate Loan with a three-month Interest Period (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate, as the case may be.

“Alternate Base Rate Loans” means Loans bearing interest at rates determined by reference to the Alternate Base Rate as provided in subsection 2.2A.

“Alternate Base Rate Margin” has the meaning specified in subsection 2.2A.

“Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of October 26, 2017, among Company, the Subsidiary Guarantors party thereto, the Lenders party thereto, Credit Suisse, as administrative agent under the Existing Credit Agreement, and Citibank, as Administrative Agent.

“Anti-Corruption Laws” has the meaning specified in subsection 5.17.

“Approved Fund” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Assignment Agreement” means an Assignment Agreement in substantially the form of Exhibit VII annexed hereto or such other form as shall be approved by Administrative Agent.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and Class made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, having the same Interest Period.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of Missouri, or is a day on which banking institutions located in either such jurisdiction are authorized or required by law or other governmental action to close.

“Capital Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person; provided, however, all obligations of any Person that would be treated as financing leases for purposes of GAAP on and after the adoption of Accounting Standards Codification (“ASC”) Topic 842—Leases shall be deemed to be Capital Leases for purposes of all financial definitions and calculations under this Agreement (whether or not such financing leases were in effect on such date). As used herein, the term “Capital Lease” will include either capital or financing leases, depending on the GAAP guidance in effect within the financial statements at the time in which the calculation is performed.

“Capital Stock” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest (for the avoidance of doubt, Capital Stock shall not include any treasury stock).

“Certificate Re Non-Bank Status” means a certificate substantially in the form of Exhibit IX annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

“Citibank” has the meaning specified in the preamble to this Agreement.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, 5-Year Term Loans or Other Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Loan Commitment or an Incremental Term Loan Commitment. Other Term Loans (and the related Incremental Term Loan Commitments) made and established at different times and with different terms shall be construed to be separate Classes hereunder.

“Closing Date” means October 26, 2017.

“Commitments” means the Revolving Loan Commitments and the Term Loan Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S. C. § et seq.), as amended from time to time, and any successor statute.

“Company” shall have the meaning assigned to that term in the preamble to this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit VI annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iii).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) total interest expense (net of interest income), (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) the aggregate amount of all non-cash compensation charges incurred during such period arising from the grant of or the issuance of stock, stock options or other equity awards, (vii) any extraordinary or non-recurring non-cash charges for such period, (viii) costs, fees, expenses and charges paid in connection with the Transactions and (ix) other non-cash items incurred in the ordinary course of business reducing Consolidated Net Income, less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP, subject to subsection 1.2B.

“Consolidated Leverage Ratio” means the ratio of (i) Consolidated Total Debt as of the last day of any Fiscal Quarter to (ii) Consolidated EBITDA for the four-Fiscal Quarter period ending as of such day, subject to subsection 1.2B.

“Consolidated Net Income” means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iii) any after-tax gains or losses attributable to non-ordinary asset sales or returned surplus assets of any Pension Plan, (iv) any costs, charges and expenses related to the Company’s previously announced “Enterprise Value” initiative, (v) integration costs and expenses (including, without limitation, severance and shut-down costs) in connection with (x)

the acquisition of Medco and (y) any other Acquisition, (vi) the amount of expected cost savings and other operating expense reductions relating to any completed Acquisition that are reasonably identifiable, factually supportable and projected by Company in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period but without duplication of cost savings and operating expense reductions actually realized and reflected during such period) within 12 months after the consummation of such Acquisition, (vii) any costs, fees, expenses and charges paid in connection with any Acquisitions, Investments, dispositions, issuances or incurrences of Indebtedness, issuances of Capital Stock or refinancing transactions and modifications of Indebtedness, in each case, to the extent permitted under the Loan Documents and regardless of whether consummated, and (viii) any unusual and non-recurring charges, in the case of clause (v)(y), clause (vi), and this clause (viii) in an amount of up to 10% of Consolidated EBITDA (such percentage of Consolidated EBITDA to be measured prior to giving effect to the exclusions referenced in clause (v)(y), clause (vi), and this clause (viii)) for the relevant period. Notwithstanding the foregoing, solely for purposes of determining the Consolidated Leverage Ratio for purposes of Section 2.2A(i), “Consolidated Net Income” shall have the meaning assigned to such term in the Existing Credit Agreement.

“Consolidated Net Worth” means, as at any date of determination, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis, in each case determined in conformity with GAAP, subject to subsection 1.2B.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding, to the extent included therein, (x) the face amount of any Letters of Credit issued under this Agreement and any letters of credit issued under the Existing Credit Agreement, in each case except to the extent of any unreimbursed drawings thereunder and (y) obligations incurred under any derivatives transaction entered into in the ordinary course of business pursuant to Hedge Agreements. Notwithstanding the foregoing and solely for the purposes of determining Consolidated Total Debt, the aggregate principal amount of Indebtedness that is incurred by Company or any of its Subsidiaries in order to consummate an Acquisition permitted by this Agreement shall be reduced (but not below zero) by the amount of unencumbered cash and cash equivalents on hand at the issuer of such Indebtedness with respect to any date of determination that occurs on or after the incurrence of such Indebtedness and prior to the consummation of such Acquisition.

“Contingent Obligation”, as applied to any Person, means any direct or indirect contingent liability of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or (iii)

under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in clause (i) of the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

“Contractual Obligation”, as applied to any Person, means any Security issued by that Person or any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Credit Ratings” means, as of any date of determination, the ratings assigned to Company’s senior unsecured non-credit-enhanced long-term debt by S&P and/or Moody’s, as applicable, in effect on such date.

“Credit Suisse” has the meaning specified in the Recitals.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

“Declining Lender” has the meaning specified in subsection 2.10.

“Defaulting Lender” means any Lender as reasonably determined by Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder unless such Lender notifies Administrative Agent and Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (b) notified Company, Administrative Agent, Issuing Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by Administrative Agent (which request has been made based on Administrative Agent’s reasonable belief that such Lender may not fulfill its funding obligation), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Company), (d) otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian or similar entity appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian or similar entity appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become, or has a parent company that has become, the subject of a Bail-In Action. Notwithstanding the foregoing, no Lender shall be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof or the exercise of control over such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof, unless such ownership or acquisition results in or provides such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority or instrumentality thereof) to reject, repudiate, disavow or disaffirm any contracts or agreements entered into by such Lender.

“Dollars” and the sign “$” mean the lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of Company organized under the laws of any jurisdiction within the United States of America; provided, that no such Subsidiary shall be a Domestic Subsidiary if it (1) is a direct or indirect Subsidiary of a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code or (2) owns (directly or through one or more entities that are disregarded for United States federal income tax purposes) no material assets other than equity in one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Internal Revenue Code).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means (a) any of the member states of the European Union, (b) Iceland, (c) Liechtenstein and (d) Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, funds and lease financing companies; and (B) any Lender and any Affiliate or Approved Fund of any Lender or an SPV; provided that neither Company nor any Affiliate of Company shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by Company or any of its Subsidiaries or for which Company or any of its Subsidiaries could have any liability by reason of its relationship with an ERISA Affiliate.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), in each case in writing, by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health or safety, as relating to the environment, natural resources or the environment.

“Environmental Laws” means any and all current or future statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other binding requirements of governmental authorities relating to (i) environmental matters, (ii) any activity, event or occurrence involving Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or, as relating to the environment, the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.),

the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan, in either case resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan that results in liability to any of them therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it definitively intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) receipt from the Internal Revenue Service of a final determination or definitive notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section

401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or of the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (ix) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; provided that such imposition is not otherwise a “reportable event.”; (x) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Internal Revenue Code or Section 303(i)(4) of ERISA; (xi) receipt of notice by Company, any of its Subsidiaries or any of their ERISA Affiliates of a determination that a Multiemployer Plan is, or is expected to be, in “endangered” or “critical” status (as defined in Section 432 of the Internal Revenue Code or Section 305 of ERISA; or (xii) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) with respect to which Company, any of its Subsidiaries or any of their ERISA Affiliates is a “disqualified person” (as defined in Section 4975 of the Internal Revenue Code) or a “party in interest” (as defined in Section 406 of ERISA) or could otherwise be liable.

“ESI” means Express Scripts, Inc., a Delaware corporation.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Business Day” means any day (i) excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such State are authorized or required by law, or other governmental action to close and (ii) on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

“Eurodollar Rate” shall mean, with respect to any Borrowing of Eurodollar Rate Loans for any Interest Period, the rate per annum determined by Administrative Agent at approximately 11:00 a.m., London time, on the date which is two Eurodollar Business Days prior to the beginning of such Interest Period by reference to the ICE Benchmark Administration Interest Settlement Rates for deposits in Dollars (as published by Reuters or any other service selected by Administrative Agent that has been nominated by the ICE Benchmark Administration Limited as an authorized information vendor for the purpose of displaying such rates, in each case, the “Screen Rate”) for a period equal to such Interest Period; provided that, if such rate is not available at such time for such Interest Period (an “Impacted Interest Period”) for any reason, the “Eurodollar Rate” shall be the Interpolated Rate; provided further that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition for any Interest Period, then the “Eurodollar Rate” shall mean (x) such other interbank rate with respect to such Interest Period set forth by any authorized service selected by Administrative Agent that reflects an alternative index rate widely recognized in the U.S. syndicated loan market as the successor to the ICE Benchmark Administration Interest

Settlement Rates for deposits in such currency or (y) if there is no such authorized service with respect to an alternative index rate widely recognized as the successor to the ICE Benchmark Administration Interest Settlement Rates for deposits in such currency, such other index rate as may be agreed to by Administrative Agent and Company with the consent of the Requisite Lenders; provided, further, that the Eurodollar Rate with respect to any Loans shall be deemed to be not less than 0.00% per annum.

“Eurodollar Rate Loans” means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

“Eurodollar Rate Margin” has the meaning specified in subsection 2.2A.

“Event of Default” means each of the events set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Subsidiary Guaranty of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Subsidiary Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Subsidiary Guaranty of such Subsidiary Guarantor becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to any Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profit Taxes that are, in each case, (i) Taxes on Overall Net Income of such Recipient or (ii) Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment requested by Company under Section 2.7(B) or 10.6(B)) or (ii) such Lender changes its lending office, except in the case to the extent that, pursuant to Section 2.7, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to satisfy the requirements of Section 2.7(B)(iii) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning specified in the Recitals.

“Existing Letter of Credit” has the meaning specified in subsection 3.1B(i).

“Existing Senior Notes” means each series of senior notes of Company, ESI or Medco (a) outstanding on the Closing Date and (b) guaranteed by one or more Released Guarantors.

“Existing Senior Notes Indentures” means each indenture pursuant to which Existing Senior Notes are outstanding.

“Extending Lender” has the meaning specified in subsection 2.10.

“Extension Effective Date” has the meaning specified in subsection 2.10.

“Extension Request Date” has the meaning specified in subsection 2.10.

“Facility” means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Section 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authority and implementing such sections of the Internal Revenue Code.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that the Federal Funds Effective Rate with respect to any Loans shall be deemed to be not less than 0.00% per annum.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

“Funding and Payment Office” means (i) the office of Administrative Agent located at Citibank, N.A., Building #3, 1615 Brett Road. New Castle, DE 19720 or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

“Funding Date” means the date of the funding of a Loan.

“GAAP” means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination; provided that, if Company notifies Administrative Agent that Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until the earliest of (i) the withdrawal of such notice or (ii) the amendment of such provision in accordance herewith.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning given such term in subsection 10.1E.

“Guaranteed Hedge Agreement Counterparty” has the meaning given such term in the definition of the term “Loan Documents”.

“Hazardous Materials” means (i) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “acutely hazardous waste”, “radioactive waste”, “biohazardous waste”, “pollutant”, “toxic pollutant”, “contaminant”, “restricted hazardous waste”, “infectious waste”, “toxic substances”, or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any friable asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority pursuant to Environmental Laws.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to Administrative Agent, among Company, Administrative Agent and one or more Incremental Lenders.

“Incremental Lender” means an Incremental Term Loan Lender or an Incremental Revolving Lender.

“Incremental Loan Commitment” means an Incremental Term Loan Commitment or an Incremental Revolving Loan Commitment.

“Incremental Revolving Lender” means a Person providing an Incremental Revolving Loan Commitment.

“Incremental Revolving Loan Commitment” means any additional Revolving Loan Commitment provided pursuant to subsection 2.9.

“Incremental Term Loan” means any term loans made by Lenders to Company pursuant to subsection 2.1A(iii). Incremental Term Loans may be made in the form of additional or incremental 5-Year Term Loans or, to the extent permitted by subsection 2.9 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans.

“Incremental Term Loan Commitment” means any additional or incremental Term Loan Commitment provided pursuant to subsection 2.9.

“Incremental Term Loan Lender” means a Person providing an Incremental Term Loan Commitment or holding an Incremental Term Loan.

“Indebtedness”, as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness of the types described in clauses (i) through (iv) of this definition secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to that term in subsection 10.3.

“Insurance Subsidiary” means each Subsidiary of Company that engages primarily in insurance-related activities that are connected with the business of Company or one or more of its Subsidiaries (including in connection with the Medicare Part D prescription drug benefit program) and identified in writing by Company to Administrative Agent as an “Insurance Subsidiary”.

“Interest Payment Date” means (i) with respect to any Alternate Base Rate Loan, the last Business Day of March, June, September and December of each year, commencing on the first such day after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months, “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” has the meaning assigned to that term in subsection 2.2B.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

“Interest Rate Determination Date” means, with respect to any Interest Period, the second Eurodollar Business Day prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Interpolated Rate” means, at any time, the rate per annum determined by Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time; provided that if the Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.

“Investment” means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that immediately prior to such purchase or acquisition was a Subsidiary of Company and so long as such Person remains a Subsidiary of Company), (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than Company or a Subsidiary of Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iii) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Issuing Lender” means, with respect to any Letter of Credit, subject to subsection 3.1, each of (a) Citibank and Wells Fargo and (b) any Lender having a Revolving Loan Commitment selected by Company and reasonably acceptable to Administrative Agent, which other Lender has agreed in its sole discretion to act as issuer of the applicable Letter of Credit; with respect to any Letter of Credit, the term “Issuing Lender” shall mean the Issuing Lender with respect to such Letter of Credit.

“Joint Lead Arrangers” has the meaning assigned to that term on the cover page of this Agreement.

“Lender” and “Lenders” means the persons identified as “Lenders” and listed on Schedule 2.1 annexed hereto and the Incremental Lenders, together with their successors and permitted assigns pursuant to subsection 10.1, and the term “Lenders” shall include Incremental Lenders unless the context otherwise requires; provided that the term “Lenders”, when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

“Letter of Credit” or “Letters of Credit” means any Letter of Credit issued, deemed issued (in the case of Existing Letter of Credit) or to be issued by an Issuing Lender for the account of Company pursuant to subsection 3.1.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including, without duplication, any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B). The Letter of Credit Usage of any Revolving Lender at any time shall be such Lender’s Pro Rata Share of the aggregate Letter of Credit Usage at such time.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Limited Condition Acquisition” means an Acquisition that is not conditioned on the obtaining of any financing.

“Loan” or “Loans” means one or more of the Term Loans or Revolving Loans or any combination thereof.

“Loan Documents” means this Agreement, the Amendment and Restatement Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranties, any Incremental Assumption Agreement and any Hedge Agreements (i) in effect on the Closing Date and with a counterparty that, on the Closing Date, is an Agent, a Lender or any Affiliate of an Agent or a Lender or (ii) entered into on or after the Closing Date with a counterparty that, at the time such Hedge Agreement is entered into, is an Agent, a Lender or any Affiliate of an Agent or a Lender (any such counterparty described in the foregoing clauses (i) and (ii), a “Guaranteed Hedge Agreement Counterparty”).

“Loan Party” means each of Company and any Subsidiary Guarantor, and “Loan Parties” means all such Persons, collectively.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means (i) a material adverse effect upon the business, assets, financial position, operations, or results of operations of Company and its Subsidiaries taken as a whole or (ii) the material impairment of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

“Medco” means Medco Health Solutions, Inc., a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“New Lender” has the meaning specified in subsection 2.10.

“Non-Defaulting Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“Non-US Lender” has the meaning assigned to that term in subsection 2.7B(iii)(a).

“Notes” means one or more of the Term Notes or Revolving Notes or any combination thereof.

“Notice of Borrowing” means a notice substantially in the form of Exhibit I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

“Notice of Request to Issue Letter of Credit” means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Issuing Lender and Administrative Agent pursuant to subsection 3.1B(i) with respect to a proposed issuance of a Letter of Credit.

“Obligations” means all obligations, including obligations under Interest Rate Agreements and Currency Agreements and in respect of credit cards, purchasing cards and other treasury management services (collectively, “Treasury Management Services”), of every nature of each Loan Party from time to time owed to Administrative Agent, any Lender and affiliates of Administrative Agent or any Lender (including any Guaranteed Hedge Agreement Counterparty) or any of them under the Loan Documents, whether for principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to Company, whether or not a claim for post-filing or post-petition is allowed in such proceedings), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise, whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder and all obligations incurred in connection with collecting and enforcing the foregoing, together with all renewals, extensions, modifications or refinancings thereof.

“Officer’s Certificate” means, as applied to any Loan Party, a certificate executed on behalf of such Loan Party by any of the following: its chairman of the board (if an officer), chief executive officer, president, one of its vice presidents, chief financial officer, secretary, assistant secretary, treasurer, assistant treasurer, controller or chief accounting officer.

“Operating Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

“Original Closing Date” means April 28, 2015.

“Original Revolving Loan Commitment Termination Date” means April 28, 2020.

“Original Revolving Loan Commitments” means the “Revolving Loan Commitments” under, and as defined in, the Existing Credit Agreement.

“Original Revolving Loans” means the “Revolving Loans” under, and as defined in, the Existing Credit Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Other Term Loan Exposure” means, with respect to any Lender as of any date of determination, the outstanding principal amount of the Other Term Loans of that Lender.

“Other Term Loans” has the meaning assigned to that term in subsection 2.9A.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Encumbrances” means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

(i) Liens for Taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

(ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

(v) leases or subleases granted to third parties not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

(vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

(vii) any (a) interest or title of a lessor or sublessor under any lease permitted by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

(viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

(ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries;

(xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary;

(xiii) Liens imposed by Environmental Laws to the extent not in violation of any of the representations, warranties or covenants in respect of Environmental Laws made by Company in this Agreement; and

(xiv) Liens on Receivables Assets created pursuant to Permitted Receivables Transactions.

“Permitted Receivables Transaction” means one or more Qualified Receivables Transactions that in the aggregate at any one time transfer rights to receive proceeds of Receivables Assets not in excess of $1,500,000,000.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

“Potential Event of Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Prime Rate” means the rate that Citibank announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Citibank or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to any Term Loan Commitment or any Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of the applicable Class of that Lender by (y) the aggregate Term Loan Exposure of the applicable Class of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the

Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The Pro Rata Share of each Lender on the Closing Date for purposes of each of clauses (i) and (ii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

“Qualified Acquisition” means any Acquisition designated as such by Company to the Lenders at the time of the consummation thereof; provided that:

(a) immediately after giving effect to such Acquisition, no Event of Default or Potential Event of Default shall have occurred or be continuing or result therefrom;

(b) the Consolidated Leverage Ratio, determined in accordance with Section 1.2B, after giving effect to the Acquisition, for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 6.1 would be 2.50 to 1.00 or higher;

(c) the Consolidated Leverage Ratio, determined in accordance with Section 1.2B, for the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 6.1 would be increased by at least 0.125 to 1.00 as a result of such Acquisition; and

(d) at least two Fiscal Quarter end dates shall have elapsed since the last such designation made by Company.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by Company or any Subsidiary thereof pursuant to which Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

(a) a Receivables Entity (in the case of a transfer by Company or any of its Subsidiaries); or

(b) any other Person (in the case of a transfer by a Receivables Entity), or pursuant to which Company, any of its Subsidiaries or a Receivables Entity may grant a security interest in, Receivables Assets; provided that:

(1) the Board of Directors of Company, its Subsidiary or such Receivables Entity, as the case may be, shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to Company, such Subsidiary or such Receivables Entity, as the case may be; and

(2) the financing terms, covenants, termination events and other provisions thereof, including any amendments or modifications thereof, shall be market terms (as determined in good faith by the Board of Directors of Company).

“Receivables Assets” means any Accounts (whether now existing or arising in the future) of Company or any of its Subsidiaries and any assets related thereto which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving Accounts.

“Receivables Entity” means a Wholly Owned Subsidiary of Company (or another Person formed for the purpose of engaging in a Qualified Receivables Transaction with Company or any of its Subsidiaries in which Company or any or its Subsidiaries makes an Investment and to which Company or any of its Subsidiaries transfers Accounts and related assets) which engages in no activities other than in connection with the purchase, sale or financing of Accounts of Company or any of its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business.

“Recipient” means (a) Administrative Agent, (b) any Lender or (c) any Issuing Lender, as applicable.

“Register” has the meaning assigned to that term in subsection 2.1D(i).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reimbursement Date” has the meaning assigned to that term in subsection 3.3B.

“Released Guarantors” means each Subsidiary of Company party to the Subsidiary Guaranty (as defined in the Existing Credit Agreement) immediately prior to the Closing Date, other than ESI and Medco.

“Replaced Lender” and “Replacement Lender” have the meanings assigned to those terms in subsection 2.8B.

“Requisite Lenders” means Lenders having or holding more than 50% of the sum of (i) the aggregate Term Loan Exposure of all Lenders plus (ii) the aggregate Revolving Loan Exposure of all Lenders; provided that the Term Loan Exposure and the Revolving Loan Exposure of any Defaulting Lender shall be disregarded for purposes of determining the Requisite Lenders at any time.

“Revolving Lender” means a Lender having Revolving Loan Exposure.

“Revolving Loan Commitment” means, with respect to any Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in Schedule 2.1 annexed hereto, in the Assignment Agreement pursuant to which such Lender assumed its Revolving Loan Commitment or in the Incremental Assumption Agreement with respect to such Lender’s Incremental Revolving Loan Commitment, as applicable, as the same may be (i) reduced from time to time pursuant to subsection 2.4D, (ii) increased from time to time pursuant to subsection 2.9 and (iii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to subsection 10.1. The total amount of the Revolving Loan Commitments on the Closing Date is $3,500,000,000.

“Revolving Loan Commitment Termination Date” means October 26, 2022 (as such date may be extended for all or a portion of the Revolving Loan Commitments pursuant to subsection 2.10).

“Revolving Loan Exposure” means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender’s Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender and without duplication from amounts counted under (a) above, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit without duplication from amounts counted under (a) above.

“Revolving Loans” means the Loans made by Lenders to Company pursuant to subsection 2.1A(iv).

“Revolving Notes” means (i) the promissory notes of Company issued pursuant to subsection 2.1E(ii) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit IV-C annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Sale and Leaseback Transaction” shall have the meaning given to such term in subsection 7.7.

“Sanctions Laws” has the meaning specified in subsection 5.17.

“SEC” means the Securities and Exchange Commission.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Significant Subsidiary” means, at any date of determination, (a) any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date, and (b) such other Subsidiaries that, if considered in the aggregate as a single Subsidiary, would constitute a Significant Subsidiary.

“Solvent” means, with respect to any Person, that as of the date of determination (i) the then fair saleable value of the property of such Person, including without limitation any rights of subrogation and contribution, is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Representations” means each of the representations and warranties set forth in subsections, 5.1A, 5.2A, 5.2B(i), 5.2D, 5.9, 5.10, 5.14, 5.16 and 5.17.

“SPV” has the meaning given such term in subsection 10.1E.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Subsidiary Guarantor” means any Domestic Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8. On the Closing Date, after giving effect to the Subsidiary Guarantor Release, the Subsidiary Guarantors are ESI and Medco.

“Subsidiary Guarantor Release” means the release of the Released Guarantors from the Subsidiary Guaranty (as in effect immediately prior to the Closing Date) and from their guarantee obligations in respect of the Existing Senior Notes.

“Subsidiary Guaranty” means the Subsidiary Guaranty dated as of the Original Closing Date, as amended and restated as of the Closing Date in the form of Exhibit X annexed hereto, among ESI, Medco, any Additional Guarantors (as defined therein) that become party thereto after the Closing Date and Administrative Agent, as such Subsidiary Guaranty may hereafter be further amended, supplemented or otherwise modified from time to time.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tax” or “Taxes” means any present or future tax, levy, impost, duty, charge, fee, deduction, withholding or assessment of any nature imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto; provided that “Tax on the Overall Net Income” of a Person shall be construed as a reference to (i) a tax (including a branch profits tax) imposed by the jurisdiction in which that Person is organized or in which that Person’s principal office (and, in the case of a Lender, its lending office) is located or in which that Person (and, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and, in the case of a Lender, its lending office) and (ii) any franchise taxes imposed in lieu of net income by any jurisdiction described in (i) above.

“Term Loan Commitment” means an Incremental Term Loan Commitment.

“Term Loan Exposure” means the 5-Year Term Loan Exposure and any Other Term Loan Exposure.

“Term Loan Maturity Date” means (a) with respect to the 5-Year Term Loans, April 28, 2020 and (b) with respect to the Other Term Loans, the final maturity date as set forth in the applicable Incremental Assumption Agreement.

“Term Loans” means the 5-Year Term Loans and any Incremental Term Loans.

“Term Notes” means the 5-Year Term Notes and any Notes issued by Company to evidence Other Term Loans.

“Total Utilization of Revolving Loan Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) without duplication, the Letter of Credit Usage.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are party, the making of the Borrowings hereunder and the use of the proceeds of the Borrowings to be made on the Closing Date, (b) the Subsidiary Guarantor Release and (c) the payment of fees and expenses incurred in connection with the foregoing.

“Treasury Management Services” has the meaning given such term in the definition of the term “Obligations”.

“Type” means, with respect to any Loan, whether such Loan is an Alternate Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Wholly Owned Subsidiary” shall mean a Subsidiary of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Capital Stock or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, directly or indirectly, by Company or one or more Wholly Owned Subsidiaries.

“Withholding Agent” means any Loan Party and Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement; Pro Forma Basis for Financial Covenant Calculations

A. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i) and (ii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(iv)). Notwithstanding any other provision contained herein, all computations of amounts and ratios referred to in this Agreement shall be made without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of Company at “fair value” as defined therein.

B. For the purposes of determining the Consolidated Leverage Ratio for the purpose of subsections 2.2A and 2.3A and determining compliance with the financial covenants in subsection 7.4, in each case for any four-Fiscal Quarter period during which any acquisition by Company or one of its Subsidiaries of the Capital Stock or assets of another Person has occurred, the Consolidated Leverage Ratio and such other financial covenants shall be calculated on a pro forma basis as if such acquisition had occurred as of the first day of such period. For the purposes of determining Consolidated Net Worth as of the last day of the most recently ended Fiscal Quarter preceding the date on which any acquisition by Company or one of its Subsidiaries of the Capital Stock or assets of another Person has occurred, Consolidated Net Worth shall be calculated on a pro forma basis as if such acquisition had occurred on the last day of the most recently ended Fiscal Quarter.

1.3 Other Definitional Provisions and Rules of Construction

Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

(i) References to “Sections,” “subsections,” “Schedules” and “Exhibits” shall be to Sections, subsections, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided.

(ii) The use in any of the Loan Documents of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(iii) Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.

(iv) Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations (or words of similar import) shall, unless the context otherwise requires, mean the repayment in full in cash or immediately available funds (or, in the case of contingent reimbursement obligations with respect to Letters of Credit, providing cash collateralization (or receipt of backstop letters of credit reasonably satisfactory to the Issuing Lender and Administrative Agent) or other collateral as may be reasonably satisfactory to Administrative Agent) of all of the Obligations other than the Contingent Obligations.

Section 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1 Commitments; Making of Loans; the Register; Notes

A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth:

(i) [Reserved]

(ii) 5-Year Term Loans. Company and the Lenders hereby acknowledge the making of the 5-Year Term Loans on the Original Closing Date, the aggregate outstanding principal amount of which on the Closing Date is $2,625,000,000.

(iii) Incremental Term Loans. Each Incremental Term Loan Lender severally agrees to make Incremental Term Loans in Dollars to Company, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment. Each Lender’s Incremental Term Loan Commitment shall terminate as provided in the related Incremental Assumption Agreement. Amounts borrowed under this subsection 2.1A(iii) and subsequently repaid or prepaid may not be reborrowed.

(iv) Revolving Loans. Each Revolving Lender severally agrees, to make Revolving Loans in Dollars to Company from time to time on and after the Closing Date and prior to the Revolving Loan Commitment Termination Date in an aggregate principal amount outstanding at any time not to exceed its Revolving Loan Commitment. Each Revolving Lender’s Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date, and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

B. Borrowing Mechanics. Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Whenever Company desires that Lenders make Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 1:00 p.m. (New York City time) at least three Eurodollar Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or no later than 1:00 p.m. (New York City time) on the proposed Funding Date (in the case of an Alternate Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) the Class of Loans requested, (iv) whether such Loans shall be Alternate Base Rate Loans or Eurodollar Rate Loans and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Loans may be continued as or converted into Alternate Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

C. Disbursement of Funds. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each

Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 1:00 p.m. (New York City time) on the applicable Funding Date (in the case of a Eurodollar Rate Loan) and not later than 2:00 p.m. (New York City time) on the applicable Funding Date (in the case of an Alternate Base Rate Loan), in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the applicable conditions precedent specified in Section 4, Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company.

Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Alternate Base Rate. If such Lender does not pay such corresponding amount within three Business Days after such amount should have been made available, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Alternate Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

D. The Register.

(i) Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Company, shall maintain, at its U.S. address referred to in subsection 10.8, a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of Lenders and the Commitments of and principal amounts (and stated interest) of the Loans owing to each Lender from time to time (the “Register”). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(ii) Administrative Agent shall record in the Register the Commitments and Loans of each Lender, and each repayment or prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Company’s Obligations in respect of any applicable Loans.

(iii) Each Lender shall record on its internal records (including any Notes held by such Lender) the amount and Class of the Loans made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Company’s Obligations in respect of any applicable Loans; and provided, further, that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(v) Company hereby designates Citibank to serve as Company’s agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Citibank serves in such capacity, Citibank and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

E. Notes. At the request of any Lender, Company shall execute and deliver to that Lender (or to Administrative Agent for that Lender) each of the following, as appropriate: (i) a 5-Year Term Note substantially in the form of Exhibit IV-B annexed hereto to evidence that Lender’s 5-Year Term Loan, in the principal amount of that Lender’s 5-Year Term Loan and with other appropriate insertions and (ii) a Revolving Note substantially in the form of Exhibit IV-C annexed hereto to evidence that Lender’s Revolving Loans, in the principal amount of that Lender’s Revolving Loan Commitment and with other appropriate insertions. In the event a Lender requests such Notes at least 3 Business Days prior to the Closing Date, Company shall execute and deliver the Notes on such date.

2.2 Interest on the Loans

A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Alternate Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loans pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Alternate Base Rate.

(i) Subject to the provisions of subsections 2.2E and 2.7, the Term Loans (other than the Other Term Loans, which shall bear interest through maturity as set forth in the related Incremental Assumption Agreement) shall bear interest through maturity (a) in the case of Alternate Base Rate Loans, at the sum of the Alternate Base Rate and the applicable Alternate Base Rate Margin, and (b) in the case of Eurodollar Rate Loans, at the sum of the Adjusted Eurodollar Rate and the applicable Eurodollar Rate Margin, in each case set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period ending on the date for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iii):

Level	CONSOLIDATED LEVERAGE RATIO	APPLICABLE EURODOLLAR RATE MARGIN (PER ANNUM)	APPLICABLE ALTERNATE BASE RATE MARGIN (PER ANNUM)
Level 1	Greater than or equal to 3.00x	1.500%	0.500%
Level 2	Greater than or equal to 2.00x but less than 3.00x	1.250%	0.250%
Level 3	Greater than or equal to 1.00x but less than 2.0x	1.125%	0.125%
Level 4	Less than 1.00x	1.000%	0.000%

If any Compliance Certificate shall not be delivered at the time required pursuant to subsection 6.1(iii), from the time such Compliance Certificate was required to be delivered until delivery of such Compliance Certificate, solely for purposes of determining the pricing on the Term Loans pursuant to this subsection 2.2A(i), the Consolidated Leverage Ratio shall be deemed to be greater than 3.00 to 1.00.

(ii) Subject to the provisions of subsections 2.2E and 2.7, the Revolving Loans shall bear interest through maturity (a) in the case of an Alternate Base Rate Loan, then at the sum of the Alternate Base Rate and the applicable Alternate Base Rate Margin, and (b) in the case of a Eurodollar Rate Loan, at the sum of the Adjusted Eurodollar Rate and the applicable Eurodollar Rate Margin, in each case set forth in the table below opposite the Credit Ratings then in effect:

Level	CREDIT RATINGS (S&P/MOODY’S)	CONSOLIDATED LEVERAGE RATIO	APPLICABLE ALTERNATE BASE RATE MARGIN (PER ANNUM)	APPLICABLE EURODOLLAR BASE RATE MARGIN (PER ANNUM)
Level 1	BBB-/Baa3 or lower (or unrated)	Greater than or equal to 3.25x	0.300%	1.300%
Level 2	BBB/Baa2	Greater than or equal to 2.25x but less than 3.25x	0.100%	1.100%
Level 3	BBB+/Baa1	Greater than or equal to 1.25x but less than 2.25x	0.015%	1.015%
Level 4	A-/A3	Greater than or equal to 0.75x but less than 1.25x	0.000%	0.910%
Level 5	A/A2 or higher	Less than 0.75x	0.000%	0.805%

(iii) For purposes of determining the pricing for Revolving Loans and Revolving Loan Commitments at any time, reference shall first be made to the Credit Ratings at such time. Notwithstanding the foregoing:

(a) if only one of S&P and Moody’s shall have in effect a Credit Rating, then the pricing level shall be determined by reference to the available Credit Rating;

(b) if the Credit Ratings established by S&P and Moody’s shall differ, then the pricing level for the higher of the two Credit Ratings shall apply, unless the differential is more than one level, in which case the pricing level one below the higher of the two Credit Ratings shall apply; and

(c) if on any date of determination, the Consolidated Leverage Ratio would be in a higher numbered pricing level than the level determined by reference to the Credit Ratings (i.e., determining the pricing for the Revolving Loans and Revolving Loan Commitments by reference to the Consolidated Leverage Ratio would result in lower applicable margins and facility fees), then the numbered pricing level one level higher than the applicable Credit Ratings-based level shall apply.

(iv) Each change in the applicable margins and facility fees resulting from a change in a Credit Rating or a change in the Consolidated Leverage Ratio shall be effective during the period commencing (x) in the case of a change in a Credit Rating, on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change, and (y) in the case of a change in the Consolidated Leverage Ratio, on the date of delivery to Administrative Agent of the Compliance Certificate indicating such change and ending on the date immediately preceding the date of the Compliance Certificate indicating the next such change. If any Compliance Certificate shall not be delivered at the time required pursuant to subsection 6.1(iii), from the time such Compliance Certificate was required to be delivered until delivery of such Compliance Certificate, solely for purposes of determining the pricing on the Revolving Loans and Revolving Loan Commitments pursuant to subsection 2.2A(ii), reference shall only be made to the Credit Ratings at such time. If the rating system of S&P or Moody’s shall change, or if either shall cease to be in the business of rating corporate debt obligations, Company and the Requisite Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such credit rating agencies or shall select a replacement credit rating agency and, pending the effectiveness of any such amendment or replacement, for purposes of determining the pricing on the Revolving Loans and Revolving Loan Commitments, the Credit Rating of the affected credit rating agency shall be deemed to the Credit Rating of such credit rating agency as most recently in effect prior to such change or cessation.

B. Interest Periods. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an “Interest Period”) to be applicable to such Loan, which Interest Period shall be, at Company’s option, a one, two, three or six month period or, if deposits in the interbank Eurodollar market are available to all Lenders for such period (as determined by each Lender), a twelve month period or such shorter period as may be requested by Company; provided that:

(i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

(ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

(v) no Interest Period with respect to any portion of the Term Loans shall extend beyond the applicable Term Loan Maturity Date, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

(vi) no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of such Term Loans unless the sum of (a) the aggregate principal amount of Term Loans of the Class to be repaid that are Alternate Base Rate Loans plus (b) the aggregate principal amount of Term Loans of the type to be repaid that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans of such Class on such date;

(vii) there shall be no more than ten Interest Periods outstanding at any time; and

(viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Revolving Loans that are Alternate Base Rate Loans are prepaid pursuant to subsection 2.4D(i), interest accrued on such Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Alternate Base Rate Loans (or, if earlier, at final maturity).

D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Term Loans of a Class or Revolving Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into an Alternate Base Rate Loan on the expiration date of an Interest Period applicable thereto.

Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 1:00 p.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to an Alternate Base Rate Loan) and at least three Eurodollar Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount, Class and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly notify each Lender.

Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable and Company shall be bound to effect a conversion or continuation in accordance therewith.

E. Default Rate. In the event that the outstanding principal amount of any Loan, any interest or any fees or other amounts due and payable hereunder are not paid when due, such overdue amounts shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum, in excess of the interest rate otherwise payable under this Agreement for 5-Year Term Loans that are Alternate Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Alternate Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Alternate Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

F. Computation of Interest. Interest on the Loans shall be computed on the basis of (i) in the case of Eurodollar Rate Loans a 360-day year or (ii) in the case of Alternate Base Rate Loans, a 365 or 366-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to an Alternate Base Rate Loan being converted from a Eurodollar Rate Loan the date of conversion of such Eurodollar Rate Loan to such Alternate Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to an Alternate Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Alternate Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

2.3 Fees

A. Facility Fees. Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Revolving Lender’s Pro Rata Share, facility fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the daily amount (whether used or unused) of the Revolving Loan Commitments multiplied by the percentage per annum determined by reference to the applicable percentage as set forth in the table below opposite the Credit Ratings then in effect, such facility fees to be calculated on the basis of a 360 day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of March, June,

September and December of each year, commencing on December 31, 2017, and on the Revolving Loan Commitment Termination Date:

Level	CREDIT RATINGS (S&P/MOODY’S)	CONSOLIDATED LEVERAGE RATIO	FACILITY FEE APPLICABLE PERCENTAGE (PER ANNUM)
Level 1	BBB-/Baa3 or lower (or unrated)	Greater than or equal to 3.25x	0.200%
Level 2	BBB/Baa2	Greater than or equal to 2.25x but less than 3.25x	0.150%
Level 3	BBB+/Baa1	Greater than or equal to 1.25x but less than 2.25x	0.110%
Level 4	A-/A3	Greater than or equal to 0.75x but less than 1.25x	0.090%
Level 5	A/A2 or higher	Less than 0.75x	0.070%

The provisions of subsections 2.2A(iii) and 2.2A(iv) shall apply to the determination of the facility fees pursuant to this subsection 2.3(A) as if set forth in full herein, it being understood that the pricing level applicable to the facility fees is at all times intended to be the same pricing level that is applicable to the interest rate margins in respect of Revolving Loans. Notwithstanding the foregoing, if any Revolving Loan Exposure remains outstanding following any expiration or termination of the Revolving Loan Commitments, the facility fees shall continue to accrue on such Revolving Loan Exposure for so long as such Revolving Loan Exposure remains outstanding and shall be payable on demand. In addition, the facility fees otherwise payable to any Defaulting Lender in respect of the unfunded portion of such Defaulting Lender’s Revolving Loan Commitment (i.e., the portion thereof not utilized by the making of Revolving Loans or the actual purchase of participations in Letter of Credit drawings) shall not be payable for so long as, and with respect to the period during which, such Lender is a Defaulting Lender.

B. Upfront Fees. Company agrees to pay to Administrative Agent, for the account of and for distribution to each Lender in proportion to that Lender’s applicable Pro Rata Share, the upfront fees with respect to such Lender’s Revolving Loan Commitments separately agreed to by Company and Joint Lead Arrangers, due and payable on and subject to the occurrence of the Closing Date.

C. Other Fees. Company agrees to pay to an Agent such other fees in the amounts and at the times separately agreed upon between Company and such Agent and the Joint Lead Arrangers.

2.4 Repayments, Prepayments and Reductions in Commitments; General Provisions Regarding Payments

A. Scheduled Payments of 5-Year Term Loans

Company shall make principal payments on the 5-Year Term Loans in installments on the dates (or, if any such date shall not be a Business Day, on the preceding Business Day) and in the amounts set forth below:

Scheduled Repayment of 5-Year Term Loans
Date	Amount Repaid
December 31, 2017	$75,000,000
March 31, 2018	$75,000,000
June 30, 2018	$75,000,000
September 30, 2018	$112,500,000
December 31, 2018	$112,500,000
March 31, 2019	$112,500,000
June 30, 2019	$112,500,000
September 30, 2019	$487,500,000
December 31, 2019	$487,500,000
March 31, 2020	$487,500,000
Term Loan Maturity Date	$487,500,000

; provided that the scheduled installments of principal of the 5-Year Term Loans set forth above shall be reduced in connection with any voluntary prepayments of the 5-Year Term Loans in accordance with subsection 2.4D(iii) and shall be increased ratably as a result of any increase in the amount of 5-Year Term Loans pursuant to an Incremental Assumption Agreement. The 5-Year Term Loans and all other amounts owed hereunder with respect to the 5-Year Term Loans shall be paid in full no later than the Term Loan Maturity Date for the 5-Year Term Loans, and the final installment payable by Company in respect of the 5-Year Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the 5-Year Term Loans.

B. [Reserved]

C. Scheduled Payments of the Other Term Loans. Company shall make principal payments on the Other Term Loans at the times and in the amounts provided for in the applicable Incremental Assumption Agreement.

D. Prepayments and Unscheduled Reductions in Commitments.

(i) Voluntary Prepayments. Company may, upon prior written or telephonic notice given on the same Business Day, in the case of Alternate Base Rate Loans, and three Business Days’ prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (the details of such written or telephonic notice Administrative Agent will promptly give by telefacsimile, electronic mail or telephone to each Lender), at any time and from time to time prepay any Term Loans of any Class or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount without premium or penalty; provided, however, that Company shall pay any amounts payable pursuant to subsection 2.6D in connection with any such prepayment other than at the expiration of an Interest Period. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that, subject to subsection 2.6D, the notice can be conditioned on the consummation of other events and revoked by Company if the condition is not satisfied. Any such voluntary prepayment shall be applied as specified in subsection 2.4D(iii).

(ii) Voluntary Termination or Reduction of Commitments. Company may, upon not less than one Business Day’s prior written or telephonic notice confirmed in writing to Administrative Agent (which written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephonic notice confirmed in writing to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, (a) the Term Loan Commitments of any Class or (b) the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction after giving effect to any prepayments of the Revolving Loans made on the effective date thereof; provided that, in each case, any such partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Company’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of Commitments shall be effective on the date specified in Company’s notice and shall reduce (a) the Term Loan Commitment of each Incremental Term Loan Lender or (b) the Revolving Loan Commitment of each Revolving Lender, in each case proportionately to such Lender’s Pro Rata Share; provided that, subject to subsection 2.6D, the notice can be conditioned on the consummation of other events and revoked by Company if the condition is not satisfied.

(iii) Application of Prepayments and Reductions of Commitments.

(a) Application of Voluntary Prepayments by Type of Loans and Maturity. Any voluntary prepayments pursuant to subsection 2.4D(i) shall be applied as specified by Company in the applicable notice of prepayment. In the event Company fails to specify the Loans to which prepayment shall be applied, such prepayment shall be applied first, to outstanding Revolving Loans to the full extent thereof, second to outstanding 5-Year Term Loans and third to outstanding Other Term Loans. Any voluntary prepayments of the 5-Year Term Loans or the Other Term Loans pursuant to subsection 2.4D(i) shall be applied to reduce the scheduled installments of principal of the 5-Year Term Loans or the Other Term Loans set forth in subsection 2.4A or in the related Incremental Assumption Agreement, as applicable, as specified by Company or, if no such order is specified, in direct order of maturity.

(b) Application of Prepayments to Alternate Base Rate Loans and Eurodollar Rate Loans. Considering 5-Year Term Loans, Other Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Alternate Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

E. General Provisions Regarding Payments.

(i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

(ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

(iii) Apportionment of Payments. Except as provided above with respect to facility fees of Defaulting Lenders, aggregate principal, interest and fee payments in respect of Loans and Commitments of the applicable Class shall be apportioned among all outstanding Loans or Commitments to which such payments relate, in each case proportionately to Lenders’ respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent when received by Administrative Agent and the fees of such Lender when received by

Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4E(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Alternate Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(iv) Payments on Business Days. Except as otherwise expressly provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the fees hereunder, as the case may be.

(v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

F. Payments Under Subsidiary Guaranty. All payments received by Administrative Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

(i) to the payment of the costs and expenses of any collection or other realization under the Subsidiary Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and the Subsidiary Guaranty;

(ii) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in the Subsidiary Guaranty) for the ratable benefit of the holders thereof;

(iii) thereafter, to the extent of any excess such payments, to the payment of cash collateral for Letters of Credit for the ratable benefit of the Issuing Lenders thereof and holders of participations therein; and

(iv) thereafter, to the extent of any excess such payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5 Use of Proceeds

A. Term Loans. The proceeds of the Term Loans made on the Original Closing Date shall be used solely for working capital requirements and general corporate purposes, which may include the making of intercompany loans to any of Company’s Wholly Owned Subsidiaries and for making acquisitions.

B. Revolving Loans. The proceeds of the Revolving Loans to be drawn on the Closing Date shall be used to repay in full all Original Revolving Loans outstanding under the Existing Credit Agreement and to pay fees and expenses related to the Transactions. The proceeds of any Revolving Loans drawn on and after the Closing Date will be used by Company solely for working capital requirements and general corporate purposes, which may include the making of intercompany loans to any of Company’s Wholly Owned Subsidiaries and for making acquisitions.

C. Letters of Credit. The issuance of Letters of Credit will be requested solely for general corporate purposes.

D. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6 Special Provisions Governing Eurodollar Rate Loans

Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

A. Determination of Applicable Interest Rate. As soon as practicable after 11:00 A.M. (London time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

C. Illegality of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order which came into effect after the Closing Date (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) an Alternate Base Rate Loan, (c) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Alternate Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission

Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

D. Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds, but excluding loss of profit) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4D(i) or by virtue of the replacement of any Lender pursuant to subsection 2.8B or 10.6B or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender; provided, that such making, carrying or transferring Eurodollar Rate Loans does not result in any costs or Taxes to Company pursuant to subsection 2.7.

F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default if notified by Administrative Agent or the Requisite Lenders, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing of Eurodollar Loans or Notice of Conversion/Continuation which would result in Eurodollar Loans being outstanding given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7 Increased Costs; Taxes; Capital Adequacy

A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a Governmental Authority, in each case that becomes effective after the date hereof (and, for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, are deemed to have gone into effect and adopted after the date hereof), or compliance by such Lender with any guideline, request or directive issued or made after the date hereof (or, in respect of the 5-Year Term Loan only, after the Original Closing Date) by any Governmental Authority (whether or not having the force of law):

(i) subjects such Lender (or its applicable lending office) to any additional Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

(iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that Company shall not be required to compensate a Lender pursuant to this subsection for any increased cost or reduction incurred more than 180 days prior to the date that such Lender notifies Company of such change giving rise to such increased cost or reduction and of such Lender’s intention to claim compensation therefor; provided, further, that, if such change giving rise to such increased cost or reduction is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

B. Withholding of Taxes.

(i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Taxes imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

(ii) Grossing-Up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

(a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

(b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

(c) if such Tax is an Indemnified Tax, then the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

(d) as soon as practicable after paying any sum from which it is required by law to make any deduction or withholding hereunder, Company shall deliver to Administrative Agent evidence reasonably satisfactory to Administrative Agent of such deduction, withholding or payment and of the remittance thereof to the relevant taxing authority.

(iii) Evidence of Exemption From Withholding Tax.

(a) Each Lender that is not a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code (for purposes of this subsection 2.7B(iii), a “Non-US Lender”) shall deliver to Administrative Agent for transmission to Company, on or prior to the date on which such Non-US Lender becomes a Lender under this Agreement and from time to time thereafter upon the request of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI or Form W-8IMY, as the case may be (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, a Certificate Re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8IMY (or any successor form), properly completed and duly executed by such Lender, together with any other certificates or statements of exemption requested by Company required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents. Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to Administrative Agent for transmission to Company, on or prior to the date such Person becomes a Lender, and at such other times as it may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), two copies of executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by Company or Administrative Agent as will enable Company or Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as the case may be, or a Certificate Re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8IMY, as the case may be, properly completed and duly executed by such Lender, together with any other certificates or statements of exemption requested by Company required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

(c) Company shall not be required to pay any additional amount to any Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a), (b)(1) or (d) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the date such Person becomes a Lender, nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

(d) If a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection 2.7B(iii)(d), FATCA shall include any regulations or official interpretations thereof.

(e) Each Non-US Lender shall, to the extent it is legally entitled to do so, deliver to Company and Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-US Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Company or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Company or Administrative Agent to determine the withholding or deduction required to be made.

C. Payment of Other Taxes by Company. Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

D. Indemnification by Company. Company shall indemnify each Lender and Administrative Agent, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including all Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.7) payable or paid by such Lender or Administrative Agent or required to be withheld or deducted from a payment to such Lender or Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for and calculation of the amount of such payment or liability delivered to Company by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

E. Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Company has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.1 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to Administrative Agent under this subsection 2.7E.

F. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof (or, in respect of the 5-Year Term Loan only, after the Original Closing Date) of any law, rule or regulation (or any provision thereof) regarding capital adequacy or liquidity, or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy and liquidity), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided that Company shall not be required to compensate a Lender pursuant to this subsection for any reduction incurred more than 180 days prior to the date that such Lender notifies Company of such change giving rise to such reduction and of such Lender’s intention to claim compensation therefor; provided, further, that, if such change giving rise to such reduction is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

G. Refund and Contest. If Administrative Agent or any Lender receives a refund with respect to Tax deducted, withheld or paid by Company and with respect to which Company has been required to and has paid an additional amount under this subsection 2.7, which in the good faith judgment of such Lender is allocable to such deduction, withholding or payment, it shall promptly pay such refund, together with any other amount paid by Company in connection with such refunded Tax and any interest paid by the relevant Governmental Authority with respect to such refund, to Company, net of all unreimbursed out-of-pocket expenses of such Lender incurred in obtaining such refund; provided, however, that Company agrees to promptly return such refund to Administrative Agent or the applicable Lender, as the case may be, if it receives notice from Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund. Each of Administrative Agent and such Lender agrees that it will contest such Tax or liabilities paid by Company if Administrative Agent or such Lender determines, in its sole discretion, that it would not be materially disadvantaged or prejudiced as a result of such contest. Notwithstanding anything to the contrary in this subsection 2.7G, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection 2.7G the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

2.8 Obligation of Lenders and Issuing Lenders to Mitigate; Replacement

A. Mitigation. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, which may include assignment of its rights and obligations hereunder to another of its offices, branches or affiliates, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, including assignment, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all reasonable incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

B. Replacement. In the event of (a) a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by Requisite Lenders (but requires consent of all Lenders) as provided in subsection 10.6, (b) any Lender becomes an Affected Lender or requests compensation under subsection 2.7A, 2.7C or 3.6, (c) Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to subsection 2.7B, or (d) any Lender becomes a Defaulting Lender, then Company may, at its sole expense and effort, replace such Lender (a “Replaced Lender”) with one or more Eligible Assignees (collectively, the “Replacement Lender”) reasonably acceptable to Administrative Agent; provided that (i) at the time of any replacement pursuant to this subsection 2.8 the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 10.1B (and with all fees payable pursuant to such subsection 10.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender with respect thereto, and (y) the appropriate Issuing Lender an amount equal to such Replaced Lender’s Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender and (ii) all obligations (including without limitation all such amounts, if any, owing under subsection 2.6D) of Company owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements and the acceptance thereof by Administrative Agent pursuant to subsection 10.1B, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a standby Letter of Credit in form and substance, and issued by an issuer satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Company to require such assignment and delegation cease to apply.

2.9 Incremental Loan Commitments

A. Company may, by written notice to Administrative Agent from time to time, request Incremental Loan Commitments in an aggregate amount not to exceed $1,000,000,000 from one or more Incremental Lenders (which may include any existing Lender) willing to provide such Incremental Loan Commitments in their own discretion; provided that each Incremental Lender (other than any existing Lender or Affiliate of such Lender or an Approved Fund) shall be subject to the approval of Administrative Agent (not to be unreasonably withheld or delayed). Such notice shall set forth (i) the amount of the Incremental Loan Commitments being requested, (ii) the date on which such Incremental Loan Commitments are requested to become effective and (iii) whether such Incremental Loan Commitments are commitments to make an Incremental Revolving Loan Commitment, additional 5-Year Term Loans or term loans with terms different from the 5-Year Term Loans (“Other Term Loans”).

B. Company and each Incremental Lender shall execute and deliver to Administrative Agent an Incremental Assumption Agreement and such other documentation as Administrative Agent shall reasonably specify to evidence the Incremental Loan Commitment of such Incremental Lender. Each Incremental Revolving Loan Commitment shall be on the same terms as the Revolving Loan Commitments. The Other Term Loans shall have the terms agreed to by Company and the Incremental Term Loan Lenders; provided that (i) Other Term Loans shall not have a final maturity date earlier than the Term Loan Maturity Date for the 5-Year Term Loans, (ii) Other Term Loans shall not have a weighted average life to maturity that is shorter than the weighted average life to maturity of the then remaining 5-Year Term Loans, (iii) if the effective yield (which, for such purpose only, shall be deemed to take account of interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (1) the weighted average life of such Other Term Loans and (2) four years) payable to all Lenders providing such Other Term Loans (but excluding any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all Lenders (in their capacity as such) providing such Other Term Loans) on such Other Term Loans determined as of the Funding Date for such Other Term Loans exceeds the effective yield (determined on same basis as the preceding parenthetical) on the 5-Year Term Loans immediately prior to the effectiveness of the applicable Incremental Assumption Agreement by more than 0.50%, the applicable Alternate Base Rate Margin or Eurodollar Rate Margin, as applicable, relating to the 5-Year Term Loans shall be adjusted and/or Company will pay additional fees to Lenders holding 5-Year Term Loans in order that such effective yield on such Other Term Loans shall not exceed such effective yield on the 5-Year Term Loans by more than 0.50% and (iv) the other terms and documentation in respect of Other Term Loans, to the extent not consistent with the 5-Year Term Loans, shall otherwise be reasonably satisfactory to Administrative Agent.

C. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Loan Commitments evidenced thereby as provided for in subsection 10.6. Any such deemed amendment may be memorialized in writing by Administrative Agent with Company’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

D. Notwithstanding the foregoing, no Incremental Loan Commitment shall become effective under this subsection 2.9 unless (i) on the date of such effectiveness, the conditions set forth in subsection 4.2B shall be satisfied and Administrative Agent shall have received a certificate to that effect dated such date and executed by a responsible officer of Company; provided that if the proceeds of the Incremental Term Loan are being used to finance a Limited Condition Acquisition, then except to the extent otherwise required by the applicable Incremental Lenders, (x) the representations and warranties referred to in subsection 4.2B(i) shall be limited to the Specified Representations and (y) the Events of Default and Potential Events of Default referred to in subsection 4.2B(ii) shall be limited to those under subsections 8.1, 8.6 and 8.7 and (ii) Administrative Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation as required by the relevant Incremental Assumption Agreement and, to the extent required by Administrative Agent, consistent with those delivered on the Closing Date under subsection 4.2.

E. Each of the parties hereto hereby agrees that Administrative Agent may take any and all action as may be reasonably necessary to ensure that, after giving effect to any Incremental Revolving Loan Commitment pursuant to this subsection 2.9, the outstanding Revolving Loans (if any) are held by the Lenders in accordance with their new Pro Rata Shares. This may be accomplished at the discretion of Administrative Agent, following consultation with Company, (i) by requiring the outstanding Revolving Loans to be prepaid with the proceeds of new Revolving Loans, (ii) by causing non-increasing Lenders to assign portions of their outstanding Revolving Loans to new or increasing Lenders or (iii) by a combination of the foregoing. Any prepayment or assignment described in this paragraph (E) shall be subject to subsection 2.6D, but shall otherwise be without premium or penalty.

2.10 Extensions of Revolving Loan Commitment Termination Date. Notwithstanding anything to the contrary contained herein, after the first anniversary of the Closing Date and at least 45 days prior to the scheduled Revolving Loan Commitment Termination Date then in effect, Company may, by written notice to Administrative Agent, request that the scheduled Revolving Loan Commitment Termination Date then in effect be extended for a twelve-month period, effective as of a date selected by Company (the “Extension Effective Date”); provided that the Extension Effective Date shall be at least 45 days, but not more than 60 days, after the date such extension request is received by Administrative Agent (the “Extension Request Date”). Upon receipt of the extension request, Administrative Agent shall promptly notify each Revolving Lender thereof. If a Revolving Lender agrees, in its individual and sole discretion, to so extend its Revolving Loan Commitment, as applicable (an “Extending Lender”), it shall deliver to Administrative Agent a written notice of its agreement to do so no later than 15 days after the Extension Request Date (or such later date to which Company and Administrative Agent shall agree), and Administrative Agent shall promptly thereafter notify Company of such Extending Lender’s agreement to extend its Revolving Loan Commitment (and such agreement shall be irrevocable until the Extension Effective Date). The Revolving Loan Commitment of any Revolving Lender that fails to accept or respond to Company’s request for extension of the Revolving Loan Commitment Termination Date (a “Declining Lender”) shall be terminated on the Revolving Loan Commitment Termination Date then in effect for such Revolving Lender (without regard to any extension by other Revolving Lenders) and on such

Revolving Loan Commitment Termination Date Company shall pay in full the unpaid principal amount of all Revolving Loans owing to such Declining Lender, together with all accrued and unpaid interest thereon and all fees accrued and unpaid under this Agreement to the date of such payment of principal and all other amounts due to such Declining Lender under this Agreement. Administrative Agent shall promptly notify each Extending Lender of the aggregate Revolving Loan Commitments of the Declining Lenders. Each Extending Lender may offer to increase its respective Revolving Loan Commitment by an amount not to exceed the aggregate amount of the Declining Lenders’ Revolving Loan Commitments, and such Extending Lender shall deliver to Administrative Agent a notice of its offer to so increase its Revolving Loan Commitment no later than 30 days after the Extension Request Date (or such later date to which Company and Administrative Agent shall agree), and such offer shall be irrevocable until the Extension Effective Date. To the extent the aggregate amount of additional Revolving Loan Commitments that the Extending Lenders offer pursuant to the preceding sentence exceeds the aggregate amount of the Declining Lenders’ Revolving Loan Commitments, such additional Revolving Loan Commitments shall be reduced on a pro rata basis. To the extent the aggregate amount of Revolving Loan Commitments that the Extending Lenders have so offered to extend is less than the aggregate amount of Revolving Loan Commitments that Company has so requested to be extended, Company shall have the right but not the obligation to require any Declining Lender to (and any such Declining Lender shall) assign in full its rights and obligations under this Agreement to one or more banks or other financial institutions (which may be, but need not be, one or more of the Extending Lenders) which at the time agree to, in the case of any such Person that is an Extending Lender, increase its Revolving Loan Commitment and in the case of any other such Person (a “New Lender”) become a party to this Agreement; provided that (i) such assignment is otherwise in compliance with subsection 10.16, (ii) such Declining Lender receives payment in full of the unpaid principal amount of all Revolving Loans owing to such Declining Lender, together with all accrued and unpaid interest thereon and all fees accrued and unpaid under this Agreement to the date of such payment of principal and all other amounts due to such Declining Lender under this Agreement and (iii) any such assignment shall be effective on the date on or before such Extension Effective Date as may be specified by Company and agreed to by the respective New Lenders and Extending Lenders, as the case may be, and Administrative Agent. If, but only if, Extending Lenders and New Lenders, as the case may be, have agreed to provide Revolving Loan Commitments in an aggregate amount greater than 50% of the aggregate amount of the Revolving Loan Commitments outstanding immediately prior to such Extension Effective Date and the conditions precedent in subsection 4.2B are met as of the Extension Effective Date (as if such date were a Funding Date), the Revolving Loan Commitment Termination Date in effect with respect to such Extending Lenders and New Lenders shall be extended by twelve months.

2.11 Excluded Swap Obligations. Notwithstanding any provision of this Agreement or any other Loan Document, no guarantee by any Subsidiary Guarantor under any Loan Document shall include a guarantee of any Excluded Swap Obligation. In the event that any payment is made by, or any collection is realized from, any Loan Party for which there are Excluded Swap Obligations, the proceeds thereof shall be applied to pay the Obligations of such Loan Party on a ratable basis determined without giving effect to such Excluded Swap Obligations and each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Obligations or any specified portion of the Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.

Section 3. LETTERS OF CREDIT

3.1 Issuance of Letters of Credit and Lenders’ Purchase of Participations Therein

A. Letters of Credit. In addition to Company requesting that Revolving Lenders make Revolving Loans pursuant to subsection 2.1A(iv), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the date that is 30 days prior to the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit for the account of Company or for the account of any Subsidiary of Company. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Revolving Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that such Letters of Credit shall be issued on a sight basis only and Company shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):

(i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

(ii) any Letter of Credit if, after giving effect to such issuance, (i) the aggregate Letter of Credit Usage would exceed $250,000,000, (ii) the Letter of Credit Usage with respect to Citibank would exceed $125,000,000 or (iii) the Letter of Credit Usage with respect to Wells Fargo would exceed $125,000,000;

(iii) any Letter of Credit denominated in a currency other than Dollars; or

(iv) any Letter of Credit having an expiration date later than the earlier of (a) the date that is five Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit;

provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further, that such Issuing Lender shall elect not to extend such Letter of Credit if it has knowledge that an Event of Default or Potential Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension.

B. Mechanics of Issuance.

(i) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to the proposed Issuing Lender and Administrative Agent a Notice of Request to Issue Letter of Credit in the form of Exhibit III annexed hereto no later than 12:00 Noon (New York City time) at least three Business Days or in each case such shorter period as may be agreed to by the proposed Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Request to Issue Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary and (e) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents.

Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Request to Issue Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Request to Issue Letter of Credit.

All Letters of Credit (as defined in the Existing Credit Agreement) issued by a Person that is a Revolving Lender hereunder and outstanding on the Closing Date (each, an “Existing Letter of Credit”) shall be deemed issued under and pursuant to this subsection 3.1B(i) as of the Closing Date and shall be treated as Letters of Credit for all purposes under this Agreement from and after such date, with the issuer of each Existing Letter of Credit being deemed to be an Issuing Lender with respect thereto.

(ii) Determination of Issuing Lender. Upon receipt by a proposed Issuing Lender and Administrative Agent of a Notice of Request to Issue Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, any Revolving Lender so requested to issue such Letter of Credit shall promptly notify

Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Revolving Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that the proposed Issuing Lender selected by Company with respect to any Letter of Credit shall have declined to issue such Letter of Credit, Citibank or Wells Fargo, as selected by Company, in its capacity as Issuing Lender, shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Citibank or Wells Fargo, when aggregated with Citibank’s or Wells Fargo’s outstanding Revolving Loans, may exceed its Revolving Loan Commitment then in effect, but not in excess of the amount set forth in subsection 3.1A(ii). Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Agreement, in the event that a Revolving Lender is a Defaulting Lender, neither Citibank nor Wells Fargo, in its capacity as Issuing Lender, shall be required to issue any Letter of Credit unless Citibank or Wells Fargo, as the case may be, has entered into arrangements reasonably satisfactory to it and Company to eliminate its risk with respect to the participation in Letters of Credit by all such Defaulting Lenders, including by requiring Company to cash collateralize each such Defaulting Lender’s Pro Rata Share of each Letter of Credit issued by it.

(iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender’s standard operating procedures.

(iv) Notification to Revolving Lenders. Upon the issuance of any Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Revolving Lender of such issuance, which notice shall be accompanied by the details of such Letter of Credit. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender of the amount of such Revolving Lender’s respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

(v) Reports to Revolving Lenders. Within 5 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to Administrative Agent a report setting forth for such calendar quarter the daily aggregate amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

C. Revolving Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender’s Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2 Letter of Credit Fees

Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

(i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, in a percentage per annum to be agreed upon with the applicable Issuing Lender (or, in the case of an Existing Letter of Credit, the percentage per annum previously agreed upon with respect thereto under the Existing Credit Agreement, unless otherwise agreed by Company and the applicable Issuing Lender) of the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders (other than Defaulting Lenders), equal to the applicable Eurodollar Rate Margin for Revolving Loans per annum of the daily amount available to be drawn under such Letter of Credit, each such fronting fee and letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of March, June, September and December of each year and upon the termination of the Revolving Loan Commitments and computed on the basis of a 360-day year for the actual number of days elapsed;

(ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i)(a) and (i)(b) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender’s standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

3.3 Drawings and Reimbursement of Amounts Paid Under Letters of Credit

A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

B. Reimbursement by Company of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 12:00 Noon (New York City time) on the Business Day following the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Alternate Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Alternate Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such honored drawing; and provided, further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

C. Payment by Revolving Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

(i) Payment by Revolving Lenders. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify Administrative Agent, who shall notify each other Revolving Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender’s respective participation therein based on such Revolving Lender’s Pro Rata Share. Each Revolving Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Revolving Lender fails to make available to such Issuing Lender on such business day the amount of such Revolving Lender’s participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Alternate Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

(ii) Distribution to Revolving Lenders of Reimbursements Received From Company. In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to Administrative Agent, who shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender’s Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

D. Interest on Amounts Paid Under Letters of Credit.

(i) Payment of Interest by Company. Company agrees to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Alternate Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Alternate Base Rate Loans. Interest payable pursuant to this subsection

3.3D(i) shall be computed on the basis of a 365 or 366 day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

(ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to Administrative Agent, who shall distribute each other Revolving Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to Administrative Agent, who shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender’s Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

3.4 Obligations Absolute

The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

(i) any lack of validity or enforceability of any Letter of Credit;

(ii) the existence of any claim, set-off, defense or other right which Company or any Revolving Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

(iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

(v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

(vi) any breach of this Agreement or any other Loan Document by any party thereto;

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

(viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not preclude a claim by Company against, and Company shall have a claim against, the applicable Issuing Lender if any payment constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5 Indemnification; Nature of Issuing Lenders’ Duties

A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called “Governmental Acts”). Each Revolving Lender, in proportion to its Pro Rata Share, severally agrees to indemnify the Issuing Lender to the extent not reimbursed by Company in accordance with this Section 3.5A.

B. Nature of Issuing Lenders’ Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender’s rights or powers hereunder.

In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company, except for liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6 Increased Costs and Taxes Relating to Letters of Credit

Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Revolving Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a Governmental Authority, in each case that becomes effective after the date hereof (and, for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, are deemed to have gone into effect and adopted after the date hereof), or compliance by any Issuing Lender or Revolving Lender with any guideline, request or directive issued or made after the date hereof by any Governmental Authority (whether or not having the force of law):

(i) subjects such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

(ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Revolving Lender; or

(iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein; and the result of any of the foregoing is to increase the cost to such Issuing Lender or Revolving Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Revolving Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Revolving Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that Company shall not be required to compensate a Lender pursuant to this subsection for any increased cost or reduction incurred more than 180 days prior to the date that such Lender notifies Company of such change giving rise to such increased cost or reduction and of such Lender’s intention to claim compensation therefor; provided further that, if such change giving rise to such increased cost or reduction is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. Such Issuing Lender or Revolving Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Revolving Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

3.7 Defaulting Lenders

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

A. If any Letter of Credit Usage exists, all or any part of the Letter of Credit Usage (other than any portion thereof attributable to unreimbursed drawings under Letters of Credit honored by an Issuing Lender with respect to which such Defaulting Lender shall have funded its participation as contemplated by subsection 3.3C) of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving Loan Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Loan Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Loan Commitment; provided that no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

B. If the reallocation described in subsection 3.7A cannot, or can only partially, be effected, Company shall, without prejudice to any right or remedy available to it hereunder or under law, within one Business Day following notice by Administrative Agent, cash collateralize for the benefit of the Issuing Lenders that portion of such Defaulting Lender’s Letter of Credit Usage that has not been reallocated in accordance with subsection 3.7A.

C. If any portion of the Letter of Credit Usage of such Defaulting Lender is reallocated pursuant to subsection 3.7A above, then the fees payable to the Revolving Lenders pursuant to clause (i)(b) of subsection 3.2 shall be adjusted to give effect to such reallocation.

D. If all or any portion of such Defaulting Lender’s Letter of Credit Usage is neither reallocated nor cash collateralized pursuant to subsection 3.7A or 3.7B above, then, without prejudice to any rights or remedies of any Issuing Lender or any other Lender hereunder, all letter of credit fees that would have been payable under clause (i)(b) of subsection 3.2 with respect to such Defaulting Lender’s Letter of Credit Usage if it were a Non-Defaulting Lender shall be payable to the Issuing Lenders (and allocated among them ratably based on the amount of such Defaulting Lender’s Letter of Credit Usage attributable to Letters of Credit issued by each Issuing Lender) until and to the extent that such Letter of Credit Usage is reallocated and/or cash collateralized.

Section 4. CONDITIONS PRECEDENT

4.1 Conditions Precedent to Closing Date

The obligations of Lenders to make Loans on the Closing Date, the availability of the Revolving Loan Commitments and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions:

A. Loan Documents. On or before the Closing Date, Company shall deliver to Administrative Agent the following, dated the Closing Date:

(i) Certified copies of the Certificate or Articles of Incorporation (or equivalent organizational documents) of each Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Closing Date;

(ii) Copies of the Bylaws (or equivalent organizational documents) of each Loan Party, certified as of the Closing Date by such Loan Party’s secretary or an assistant secretary or an equivalent officer;

(iii) Resolutions of the Board of Directors or managing member of each Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or an assistant secretary of such Loan Party as being in full force and effect without modification or amendment;

(iv) Signature and incumbency certificates of the officers of each Loan Party executing the Loan Documents to which it is a party;

(v) Executed originals of the Amendment and Restatement Agreement; and

(vi) The Subsidiary Guaranty executed and delivered by Company and the Subsidiary Guarantors.

B. No Material Adverse Effect. Since December 31, 2016, no event or events, adverse condition or change in or affecting Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect shall have occurred.

C. Opinions of Counsel. Administrative Agent shall have received originally executed copies of one or more favorable written opinions of (A) a deputy general counsel or general counsel of Company and (B) Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel for Company, each in form and substance reasonably satisfactory to Administrative Agent and its counsel and the Lenders, dated as of the Closing Date and setting forth substantially the matters as Administrative Agent acting on behalf of Lenders may reasonably request.

D. Fees and Expenses. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Agents and Lenders, all fees payable by Company on or prior to the Closing Date, the expenses referred to in subsection 10.2 for which invoices have been received prior to the Closing Date and any other amounts due to Agents and Lenders on or before the Closing Date.

E. Representations and Warranties; Performance of Agreements. Company shall have delivered to Administrative Agent an Officer’s Certificate, in form and substance reasonably satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent.

F. Know Your Customer and Anti-Money Laundering Rules. The Lenders shall have received all documentation and other information required by bank regulatory authorities and requested by the Lenders at least 3 Business Days in advance of the Closing Date under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

G. Termination of Original Revolving Loan Commitments. On or prior to the Closing Date, Company shall have terminated the Original Revolving Loan Commitments and paid all amounts outstanding or due and payable with respect thereto and repaid all Original Revolving Loans outstanding thereunder.

H. Solvency. Administrative Agent shall have received a certificate in substantially the form of Exhibit V annexed hereto from the treasurer of Company certifying that Company and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are Solvent.

I. Company shall have provided written notices to each trustee under each Existing Senior Notes Indenture necessary to effect the automatic release (substantially concurrent with the execution and delivery of the Subsidiary Guaranty) of the Released Guarantors, and Administrative Agent shall have received reasonably satisfactory evidence thereof.

4.2 Conditions to All Loans

Except as otherwise provided in the applicable Incremental Assumption Agreement with respect to Limited Condition Acquisitions, the obligations of Lenders to make Loans on each Funding Date, including the Closing Date, are subject to the following further conditions precedent:

A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an executed Notice of Borrowing, in each case signed by the chief financial officer or the treasurer or controller of Company or by any officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

B. As of that Funding Date:

(i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects (other than, with respect to any borrowing of Revolving Loans made after the Closing Date, those representations and warranties contained in subsections 5.4 and 5.6) on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; and

(ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default.

4.3 Conditions to Letters of Credit

The issuance, extension, renewal or increase in amount of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue, extend, renew or increase the amount of such Letter of Credit) is subject to the following conditions precedent:

A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the Closing Date shall have occurred.

B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an executed Notice of Request to Issue Letter of Credit, in each case signed by the chief financial officer or the treasurer or controller of Company or by any officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i).

C. On the date of issuance, extension, renewal or increase in amount of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance, extension, renewal or increase in amount of such Letter of Credit were the making of a Loan and the date of issuance, extension, renewal or increase in amount of such Letter of Credit were a Funding Date.

D. On or before the date of issuance, extension, renewal or increase in amount of such Letter of Credit, the Issuing Lender shall have received all documentation and other information requested by the Issuing Lender under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

Section 5. COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date (other than, in the case of Funding Dates occurring after the Closing Date, subsections 5.4 and 5.6) and on the date of issuance of each Letter of Credit (other than, in the case of Funding Dates occurring after the Closing Date, subsections 5.4 and 5.6), that the following statements are true, correct and complete:

5.1 Organization, Powers, Qualification, Good Standing, Business and Subsidiaries

A. Organization and Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party has all requisite corporate or other power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.10.

5.2 Authorization of Borrowing, Etc.

A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate or other equivalent action on the part of each Loan Party that is a party thereto.

B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate the Certificate or Articles of Incorporation or Bylaws (or other organizational documents) of Company or any of its Subsidiaries, (ii) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries, or (v) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders, which in the case of clauses (ii), (iii) and (v), individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except as have not resulted, and would not reasonably be expected to result, in a Material Adverse Effect.

D. Binding Obligation. This Agreement has been duly executed and delivered by Company, and each other Loan Document has been or will be duly executed and delivered by each Loan Party that is to be a party thereto and is or, when executed, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

5.3 Financial Condition

Company has heretofore delivered to Lenders, at Lenders’ request, (i) the audited financial statements (including balance sheets and statements of operations, stockholders’ equity and cash flows) of Company and its Subsidiaries for the Fiscal Year ended December 31, 2016 and (ii) the unaudited financial statements (including balance sheets and statements of operations, stockholders’ equity and cash flows) of Company and its Subsidiaries for the Fiscal Quarters ending at least 45 days prior to the Closing Date. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the date thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for the period then ended.

5.4 No Material Adverse Change

Since December 31, 2016, no event or events, adverse condition or change that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect has occurred.

5.5 Title to Properties; Liens

Company and its Subsidiaries have (i) good title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets necessary or useful for the conduct of their business, in each case except for assets disposed of since the date of the most recent financial statements received by Administrative Agent in the ordinary course of business or as otherwise permitted under subsection 7.5 and except where failure to have such title would not, individually or in the aggregate, have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

5.6 Litigation; Adverse Facts

Except as set forth on Schedule 5.6, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property, license or registration of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including those involving the licensing or registration relating to the pharmaceutical and healthcare services provided by Company and its Subsidiaries and Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7 Payment of Taxes

Except to the extent permitted by subsection 6.3, (i) all Tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and (ii) all Taxes shown on such Tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except for Taxes that are being contested in good faith by appropriate proceedings for which Company or relevant Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP, and in either case, to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

5.8 Performance of Agreements

Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

5.9 Governmental Regulation

Neither Company nor any of its Subsidiaries is an “investment company” under the Investment Company Act of 1940.

5.10 Securities Activities

Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

5.11 Employee Benefit Plans

A. Except as would not reasonably be expected to result in a Material Adverse Effect, Company and each of its Subsidiaries are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan sponsored by any of them and have performed all their respective obligations under each Employee Benefit Plan sponsored by any of them.

B. No ERISA Event that would reasonably be expected to result in a Material Adverse Effect has occurred or is reasonably expected to occur.

C. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which if amortized over ten years, would not reasonably be expected, after considering the financial condition of all relevant ERISA Affiliates who could have liability in respect of such liabilities, to result in a Material Adverse Effect.

D. For each Multiemployer Plan as of the most recent valuation date for which an actuarial report has been received, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, would not reasonably be expected to result in a Material Adverse Effect.

5.12 Environmental Protection

No event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

5.13 Employee Matters

There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.14 Solvency

Company and its Subsidiaries, on a consolidated basis, are and, upon the incurrence of any Obligations by Company or any of its Subsidiaries on any date on which this representation is made, will be Solvent.

5.15 Disclosure

No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact (known to Company in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made; provided, that no representation is made as to projections or pro forma financial information except as set forth in the next sentence. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

5.16 OFAC

Neither Company nor any of its Subsidiaries (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

5.17 USA Patriot Act

Company and each of its Subsidiaries is in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act. No part of the proceeds of the Loans and no Letter of Credit will (x) be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or any other applicable anti-bribery or anti-corruption laws (“Anti-Corruption Laws”) or (y) be used in violation of any economic or financial sanctions or trade embargoes imposed, administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury or any other applicable sanctions laws (“Sanctions Laws”).

Section 6. COMPANY’S AFFIRMATIVE COVENANTS

Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than the Contingent Obligations, Obligations under Hedge Agreements and Obligations in respect of Treasury Management Services) and the cancellation or expiration of all Letters of Credit (or cash collateralization or receipt of backstop letters of credit in respect thereof reasonably satisfactory to the Issuing Lender and Administrative Agent), unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1 Financial Statements and Other Reports

Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

(i) Quarterly Financial: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations, changes in stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

(ii) Year-End Financial: as soon as available and in any event within 90 days after the end of each Fiscal Year, the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, changes in stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, with a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be un-qualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(iii) Officer’s and Compliance Certificates: together with each delivery of the consolidated financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officer’s Certificate of Company stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7;

(iv) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements most recently delivered pursuant to subsection 5.3 or this subsection 6.1, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i) or (ii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then together with the first delivery of financial statements pursuant to subdivision (i) or

(ii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenant set forth in subsection 7.4) which would have resulted if such financial statements had been prepared without giving effect to such change;

(v) Accountants’ Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement (which statement may be limited to the extent required by accounting rules or guidelines) by the independent certified public accountants giving the report thereon stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination;

(vi) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary Guarantor to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any Subsidiary Guarantor with any securities exchange or with the SEC or any governmental or private regulatory authority (other than filings in the ordinary course of business to maintain Company’s licenses and permits), and (c) all press releases and other statements made available generally by Company or any Subsidiary Guarantor to the public concerning material developments in the business of Company or any Subsidiary Guarantor; provided that such financial statements, reports, press releases and other documents shall be deemed delivered if delivered electronically to Administrative Agent;

(vii) Events of Default, Etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default or (b) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer’s Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

(viii) Litigation or Other Proceedings: promptly upon any officer of Company obtaining knowledge of (a) the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property, license or registration of Company or any of its Subsidiaries (collectively, “Proceedings”) not previously disclosed in writing by Company to Lenders or (b) any material development in any Proceeding that, in any case:

(1) could reasonably be expected to have a Material Adverse Effect; or

(2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby; written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

(ix) ERISA Events: promptly upon Company becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or, to the knowledge of Company, any of their respective ERISA Affiliates, has taken, is taking or proposes to take with respect thereto and, when known by Company, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(x) ERISA Notices: with reasonable promptness, copies of (a) all notices received by Company, any of its Subsidiaries or, to the knowledge of Company, any of their respective ERISA Affiliates, from a Multiemployer Plan sponsor concerning an ERISA Event that would reasonably be expected to result in a Material Adverse Effect; and (b) such other documents or governmental reports or filings reasonably available to Company or any of its Subsidiaries relating to any Pension Plan as Administrative Agent shall reasonably request;

(xi) [Reserved]

(xii) Licensing, Registration and Accreditation: with reasonable promptness, information regarding proceedings regarding any licensing, registration or accreditation of Company or a Subsidiary by or with any governmental body or the Joint Commission Accreditation of Healthcare Organizations, if failure to obtain or maintain such license, registration or accreditation could reasonably be expected to have a Material Adverse Effect; and

(xiii) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender (including, without limitation, all documents and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act).

Information required to be delivered pursuant to subsections 6.1(i), 6.1(ii) and 6.1(vi) shall be deemed to have been delivered if (i) such information, or one or more annual, quarterly or other periodic reports containing such information (or hyperlinks to such information), shall have been posted by Administrative Agent on an electronic document delivery site or transmission system to which the Lenders have been granted access, (ii) Company shall have filed such documents with the SEC and such documents are publicly available on the SEC’s EDGAR filing system or any successor thereto, or (iii) Company shall have posted such documents, or provides a link thereto on Company’s website.

Company hereby acknowledges and agrees that all financial statements and certificates furnished pursuant to subsections 6.1(i), 6.1(ii) and 6.1(iii) above are hereby deemed to be suitable for public distribution and may be treated by Administrative Agent and the Lenders as if the same had been clearly and conspicuously marked “PUBLIC”.

6.2 Existence, Etc.

Except as permitted under subsection 7.5, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business, except where the failure to do so would not have a Material Adverse Effect.

6.3 Payment of Taxes and Claims

Company will, and will cause each of its Subsidiaries to, pay all material Taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

6.4 Maintenance of Properties; Insurance

A. Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties necessary in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except for failures that could not reasonably be expected to result in a Material Adverse Effect.

B. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by companies of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for companies similarly situated in the industry.

6.5 Inspection Rights

Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent (on its behalf or on behalf of any Lender), or if an Event of Default has occurred and is continuing, the Lenders, to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested (but no more than once annually if no Event of Default or Potential Event of Default shall exist).

6.6 Compliance With Laws, Etc.

Company shall comply and operate in compliance, and shall cause each of its Subsidiaries to comply and to operate in compliance, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including those involving licensing or registration relating to the pharmaceutical and healthcare services provided by Company and its Subsidiaries, ERISA and Environmental Laws) at all times, noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7 Environmental Claims and Violations of Environmental Laws

Except as could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect, Company shall promptly take, and shall use best efforts to cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company or its Subsidiaries and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder.

6.8 Execution of Subsidiary Guaranty by Certain Subsidiaries

A. Execution of Subsidiary Guaranty. In the event that (i) any Domestic Subsidiary of Company (other than a Subsidiary Guarantor) guarantees any Indebtedness of Company in an aggregate principal amount of $100,000,000 or more or (ii) Company wishes to designate any Subsidiary as a Subsidiary Guarantor, Company will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty.

B. Subsidiary Charter Documents, Legal Opinions, Etc. Substantially concurrent with the execution and delivery by a Subsidiary of the Subsidiary Guaranty described under subsection 6.8A, Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary’s Certificate or Articles of Incorporation (or similar organizational document), together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary’s Bylaws (or similar organizational document), certified by its secretary or an assistant secretary or an equivalent officer as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary or an equivalent officer of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors or managing member of such Subsidiary approving and authorizing the execution, delivery and performance of the Subsidiary Guaranty are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing the Subsidiary Guaranty, and (iv) if requested by Administrative Agent, a favorable opinion of counsel to such Subsidiary, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent and its counsel.

6.9 [Reserved]

6.10 Policies and Procedures

Company will maintain, and will cause its Subsidiaries to maintain, in effect and enforce policies and procedures reasonably designed to promote compliance by Company, its Subsidiaries and their respective directors, officers, employees and agents with all applicable Anti-Corruption Laws and Sanctions Laws.

Section 7. COMPANY’S NEGATIVE COVENANTS

Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than the Contingent Obligations, Obligations under Hedge Agreements and Obligations in respect of Treasury Management Services) and the cancellation or expiration of all Letters of Credit (or cash collateralization or receipt of backstop letters of credit in respect thereof reasonably satisfactory to the Issuing Lender and Administrative Agent), unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1 Indebtedness

Company shall not permit its Subsidiaries which are not Subsidiary Guarantors to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness in excess of an aggregate amount equal to 15% of Consolidated Net Worth of Company as of the last day of the most recently ended Fiscal Quarter for all such non-Subsidiary Guarantors, except for:

(i) Indebtedness existing on the date hereof and set forth in Schedule 7.1 and any refinancing, extension or renewals thereof to the extent the principal amount of such Indebtedness is not increased (except by an amount equal to the unpaid accrued interest and premium thereon or other amounts paid, and fees and expenses incurred, in connection with such refinancing, extension or renewal), and neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased;

(ii) Indebtedness under intercompany loans made to any such Subsidiary by Company or any Subsidiary;

(iii) Indebtedness up to an aggregate of $1.5 billion incurred in connection with a Permitted Receivables Transaction;

(iv) Indebtedness which may be deemed to exist with respect to Hedge Agreements;

(v) Indebtedness that may exist in respect of deposits or payments made by customers or clients of such Subsidiaries;

(vi) Indebtedness owed in respect of any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds;

(vii) Indebtedness up to an aggregate of $200,000,000 incurred in connection with or as a component of the purchase price of any property or that was existing on any property or any Person acquired by such Subsidiary at the time of acquisition thereof and assumed in connection with such acquisition (other than Indebtedness issued in connection with, or in anticipation of, such acquisitions), and any refinancing, extension or renewals thereof to the extent the principal amount of such Indebtedness is not increased (except by an amount equal to the unpaid accrued interest and premium thereon or other amounts paid, and fees and expenses incurred, in connection with such refinancing, extension or renewal), and neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased; and

7.2 Prohibition on Liens

Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file, or cause or cooperate with any other Person in filing any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

(i) Permitted Encumbrances;

(ii) Liens described in Schedule 7.2 annexed hereto; provided, that such Liens shall secure only those obligations it secures on the date hereof and extensions, renewals, and replacement thereof that do not increase the outstanding principal amount thereof;

(iii) Any Lien existing on any property or asset prior to the acquisition thereof by Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (B) such Lien shall not apply to any other property or assets of Company or any Subsidiary and (C)

such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(iv) Liens on fixed or capital assets acquired, constructed or improved by Company or any Subsidiary; provided that (A) such security interests secure Indebtedness incurred by Company or any Subsidiary Guarantor or otherwise permitted by subsection 7.1, (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 80% (100% of the Indebtedness if in the form of a Capital Lease) of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of Company or any Subsidiary;

(v) deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements and regulatory restrictions imposed on Insurance Subsidiaries;

(vi) Liens arising in connection with Sale and Leaseback Transactions permitted by subsection 7.7;

(vii) Liens on any deposits, advances, contractual payments, including implantation allowances, or escrows made or paid by Company or any Subsidiary to or with customers or clients in the ordinary course of business;

(viii) Liens of any Subsidiary in favor of Company or any Subsidiary Guarantor;

(ix) Liens incidental to the conduct of its business or the ownership of its assets which were not incurred in connection with the borrowing of money, and which do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

(x) Other Liens securing Indebtedness in an aggregate amount not to exceed 15% of Consolidated Net Worth of Company and its Subsidiaries as of the last day of the most recent Fiscal Quarter.

7.3 [Reserved]

7.4 Maximum Leverage Ratio.

Maximum Leverage Ratio. Company shall not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter to exceed (i) 3.5:1.0 or (ii) for the first four Fiscal Quarters following the consummation of a Qualified Acquisition, 4.0:1.0.

7.5 Restriction on Fundamental Changes

Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of the business, property or assets, whether now owned or hereafter acquired, of Company and its Subsidiaries, taken as a whole, except:

(i) so long as no Potential Event of Default or Event of Default then exists or would exist immediately after giving effect thereto or would result therefrom and subject to subsection 8.11, (A) Company and any Subsidiary may merge with any other Person; provided that Company or such Subsidiary, as the case may be, is the survivor of such merger or (B) if Company or such Subsidiary is not the survivor of such merger, the survivor (i) assumes all the obligations of Company or such Subsidiary, as the case may be, under the Loan Documents to which such Person is a party and (ii) solely in the case where Company is not the survivor of such merger, is a Person organized under the laws of the United States or any political subdivision thereof;

(ii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to Company or to another Subsidiary; and

(iii) any Subsidiary may liquidate or dissolve if Company determines in good faith that such liquidation or dissolution is in the best interests of Company and is not materially disadvantageous to the Lenders.

7.6 Fiscal Year

Company shall not change its Fiscal Year-end from December 31.

7.7 Sales and Leasebacks

Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease (any such transaction, a “Sale and Leaseback Transaction”) other than any Sale and Leaseback Transaction if the Attributable Debt outstanding with respect thereto, and with respect to all other Sale and Leaseback Transactions consummated after the Closing Date, shall not exceed 10% of Consolidated Net Worth of Company and its Subsidiaries as of the last day of the most recent Fiscal Quarter.

7.8 [Reserved]

7.9 Transactions With Shareholders and Affiliates

Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its Wholly Owned Subsidiaries or between any of its Wholly Owned Subsidiaries, (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries, (iii) transactions with Receivables Entities pursuant to a Permitted Receivables Transaction, (iv) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and other benefit plans, (v) loans or advances to employees, officers, consultants or directors of Company or any Subsidiary, (vi) the payment of fees and indemnities to directors, officers and employees of Company and its Subsidiaries in the ordinary course of business and (vii) any agreements with employees and directors entered into by Company or any of its Subsidiaries in the ordinary course of business.

7.10 Conduct of Business

From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses or businesses ancillary thereto and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.11 Use of Proceeds

Company will not request any Borrowing or any Letter of Credit, and Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or any Letter of Credit in violation of any applicable Anti-Corruption Laws or Sanctions Laws.

Section 8. EVENTS OF DEFAULT

If any of the following conditions or events (“Events of Default”) shall occur:

8.1 Failure to Make Payments When Due

Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, a date fixed for the prepayment thereof, by acceleration or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2 Default in Other Agreements

(i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $100,000,000 or more or with an aggregate principal amount of $100,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3 Breach of Certain Covenants

Failure of Company to perform or comply with any term or condition contained in subsections 2.5, 6.1(vii)(a) or 6.2 (with respect to Company’s corporate existence) or Section 7 of this Agreement; or

8.4 Breach of Warranty

Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5 Other Defaults Under Loan Documents

Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

8.6 Involuntary Bankruptcy; Appointment of Receiver, Etc.

(i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any Significant Subsidiary in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not vacated, discharged or stayed within 60 days of the entry thereof; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any Significant Subsidiary under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any Significant Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any Significant Subsidiary for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any Significant Subsidiary, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7 Voluntary Bankruptcy; Appointment of Receiver, Etc.

(i) Company or any Significant Subsidiary shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any Significant Subsidiary shall make any assignment for the benefit of creditors; or (ii) Company or any Significant Subsidiary shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any Significant Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8 Judgments and Attachments

Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $100,000,000 or (ii) in the aggregate at any time an amount in excess of $100,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not disputed coverage) shall be entered or filed against Company or any Significant Subsidiary or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9 Dissolution

Any order, judgment or decree shall be entered against Company or any Significant Subsidiary decreeing the dissolution or split up of Company or that Significant Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 60 days; or

8.10 Employee Benefit Plans

There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect; or

8.11 Change in Control

Any Person or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 35% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; or

8.12 Invalidity of Subsidiary Guaranty; Repudiation of Obligations

At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or (ii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party;

then (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Revolving Lender to make any Revolving Loan, the obligation of any Issuing Lender to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).

In addition, upon the occurrence and during the continuance of any Event of Default, Administrative Agent shall, at the request of, or may, with the consent of, the Requisite Lenders, require that Company deposit, in a cash collateral account opened by Administrative Agent for the benefit of the Issuing Lender and the Revolving Lenders, an amount equal to the aggregate then undrawn and unexpired amount of all Letters of Credit, which amount shall be applied by Administrative Agent to the payment of drafts drawn under such Letters of Credits as such drafts are presented for payment; provided that, upon the occurrence of any Event of Default described in Section 8.6 or 8.7, Company’s obligation to deposit such cash collateral shall become effective immediately without demand or notice of any kind.

Section 9. AGENTS

9.1 Appointment

Citibank is hereby appointed as Administrative Agent hereunder and under the other Loan Documents, and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Anything herein to the contrary notwithstanding, none of the financial institutions listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or an Issuing Lender hereunder.

9.2 Powers and Duties; General Immunity

A. Powers; Duties Specified. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

B. No Responsibility for Certain Matters. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Company to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

C. Exculpatory Provisions. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by it under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent’s gross negligence or willful misconduct. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Administrative Agent shall be deemed to have no knowledge of any Potential Event of Default unless and until written notice thereof is given to Administrative Agent by Company or any Lender. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

D. Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term “Lender” or “Lenders” or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 Representations and Warranties; No Responsibility for Appraisal of Creditworthiness

Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4 Right to Indemnity

Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent’s gross negligence or willful misconduct. If any indemnity furnished to an Administrative Agent for any purpose shall, in the opinion of such Administrative Agent, be insufficient or become impaired, such Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5 Successor Agent. Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, with, so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, the consent of Company (not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Administrative Agent gives notice of its resignation, then the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Administrative Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Administrative Agent, such Administrative Agent’s resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of such Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, as the case may be, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. For the avoidance of doubt, Credit Suisse shall be deemed to have resigned as Administrative Agent under the Existing Credit Agreement effective on and after the Closing Date and shall be deemed to be a retiring Administrative Agent hereunder from and after the Closing Date.

9.6 Guarantees

Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of the Subsidiary Guaranty; provided that Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Subsidiary Guaranty; provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that no Lender shall have any right individually to enforce the Subsidiary Guaranty, it being understood and agreed that all rights and remedies under the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof.

Section 10. MISCELLANEOUS

10.1 Assignments and Participations in Loans and Letters of Credit

A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person (a “Participant”) in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or in any case its rights or obligations with respect thereto or participations therein or any other interest herein or in any other obligations owed to it; provided, further, that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein or the other Obligations owed to such Lender. Further, each such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Company, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.3 with respect to any payments made by such Lender to its Participants. Each Lender that sells a participation to any Participant shall, acting solely for this purpose as a non-fiduciary agent of Company, maintain a register on which it enters the name and address of each Participant and the principal and interest amounts of each Participant’s interest in the Loans or other obligations under this Agreement (a “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Participant whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to Company or any other Person (including the identity of any Participant or any information relating to a Participant’s interest under the Loan Documents) except to the extent that such disclosure is necessary to establish that the Loans or other obligations under the Loan Documents are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

B. Assignments.

(i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may be assigned in an aggregate amount of not less than $1,000,000 in the case of Commitments and Loans (or (x) in each case, such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender or (y) in the event of simultaneous assignments by or to two or more Approved Funds such assignments shall be combined for purposes of determining whether the minimum assignment requirement as set forth above is met) to any other

Eligible Assignee with the consent of Company, Administrative Agent and, in the case of an assignment of Revolving Loans, each Issuing Lender (which consent of Company, Administrative Agent and each Issuing Lender shall not be unreasonably withheld or delayed); provided that the consent of Company shall not be required for any assignment (x)(i) with respect to an assignment of Term Loans, to another Lender, or to an Affiliate of the assigning Lender or to an Approved Fund and (ii) with respect to an assignment of Revolving Loan Commitments and Revolving Loans, to another Revolving Lender, or to an Affiliate of the assigning Revolving Lender or to an Approved Fund of a Revolving Lender and (y) after an Event of Default under subsection 8.1, 8.6 or 8.7 has occurred and is continuing; provided, further, that an assignment to an Affiliate (or an Approved Fund) of the assigning Lender that would result in increased costs to Company shall also require the prior written consent of Company and such prior written consent of Company may not be unreasonably withheld and may be conditioned on the Eligible Assignee agreeing not to require reimbursement from Company of such increased costs. If Company has not responded within ten Business Days to any request for an assignment, Company shall be deemed to have consented to such assignment. To the extent of any such assignment in accordance with the above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein or other obligations or the portion thereof so assigned. The parties to each such assignment shall (i) electronically execute and deliver to Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to Administrative Agent (which initially shall be ClearPar, LLC) or (ii) manually execute and deliver to Administrative Agent an Assignment Agreement, in each case, together with a (x) processing and recordation fee of US$3,500 (which may be reduced or waived in the sole discretion of Administrative Agent), (y) an Administrative Questionnaire, substantially in the form of Exhibit VIII annexed hereto, if the Eligible Assignee shall not already be a Lender hereunder and (z) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit, such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV-B or Exhibit IV-C annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and/or the assigning Lender.

(ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with (x) the processing and recordation fee referred to in subsection 10.1B(i), (y) an Administrative Questionnaire, substantially in the form of Exhibit VIII annexed hereto, completed in respect of the Eligible Assignee (unless the Eligible Assignee shall already be a Lender hereunder) and (z) any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent, each Issuing Lender and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and (b) promptly record the information contained therein in the Register. The Register shall be available for inspection by Company and any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

C. Participations. Each Participant, other than any Participant that is an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date or the date of any scheduled installment of principal of any Loan or Commitment allocated to such participation, (ii) a reduction of the principal amount of, the rate of interest payable or the fees payable on any Loan or Commitment allocated to such participation or (iii) a release of all or substantially all the value of the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the Participant and (b) the Participant shall be considered to be a “Lender”.

D. Pledges of Obligations. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to secure obligations of such Lender including without limitation any assignment or pledge to a Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

E. Assignments to Special Purpose Funding Vehicles. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender (a “Granting Lender”) may grant to special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to Administrative Agent and Company, the option to provide to Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make Company pursuant to this Agreement; provided, (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this subsection 10.1E, any SPV may (i) with notice to, but without the prior written consent of, Company and Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender or to any financial institutions (consented to by Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit liquidity enhancement to such SPV. After the date of a grant to any SPV, this section may not be amended without the written consent of such SPV.

F. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignee and participants), subject to subsection 10.19.

G. Representations of Lenders. Each Lender hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of or investing in loans such as the Loans; and (iii) that it will make or invest in its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2 Expenses

Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly after the presentation of invoices (i) all the actual, reasonable and documented out-of-pocket costs and expenses of Administrative Agent in connection with the preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) the reasonable and documented out-of-pocket fees, expenses and disbursements of counsel (other than allocated costs of in-house counsel and limited to a single firm of counsel and, if reasonably necessary, one local firm of counsel in any relevant jurisdiction for Administrative Agent) to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all other actual, reasonable, documented and out-of-pocket costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments and any due diligence investigation performed by Administrative Agent; and (v) after the occurrence of an Event of Default, all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees (other than allocated costs of in-house counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings.

10.3 Indemnity

In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, trustee, agents and affiliates of Agents and Lenders (collectively called the “Indemnitees”), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified

Liabilities (x) are found in a final, non-appealable judgment of a court of competent jurisdiction to arise from (i) the gross negligence, bad faith or willful misconduct of that Indemnitee or any of its officers, directors, employees, trustees, agents and affiliates acting at such Indemnitee’s direction, controlling persons, members and successors and assigns (each, a “Related Person”) or (ii) a material breach in bad faith by the relevant Indemnitee or any of its Related Persons of the express contractual obligations of such Indemnitee under the Loan Documents or (y) arise out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission of Company or any Affiliate of Company and that is brought by an Indemnitee against any other Indemnitee (other than any such claim or litigation brought against an Agent in its capacity as such).

As used herein, “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), and reasonable and documented out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel (other than allocated costs of in-house counsel and limited to a single firm of counsel and, if reasonably necessary, one local firm of counsel in any relevant jurisdiction for all Indemnitees, and in the case of an actual or perceived conflict of interest, one additional counsel for the affected Indemnitees) for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable and documented out-of-pocket fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders’ agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including the enforcement of the Subsidiary Guaranty) or (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto.

To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4 Set-Off

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender and each of such Lender’s Affiliates is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender (or Affiliate) to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document; provided that said obligations and liabilities shall then be due and payable (whether by acceleration or otherwise).

10.5 Ratable Sharing

Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts owing to that Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Owing” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Owing to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Owing to the other Lenders so that all such recoveries of Aggregate Amounts Owing shall be shared by all Lenders in proportion to the Aggregate Amounts Owing to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6 Amendments and Waivers

A. Except as provided in subsection 2.9, no amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no amendment, modification, termination, waiver or consent shall, without the written consent of each Lender directly and adversely affected thereby, (i) reduce the principal amount of any of the Loans; (ii) postpone the scheduled final maturity date or the date of any scheduled installment of principal of any of the Loans or the date on which any interest or any fees are payable; (iii) decrease the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E or any waiver or amendment to subsection 7.4) or the amount of any fees payable to the Lenders hereunder; (iv) increase the maximum duration of Interest Periods permitted hereunder; (v) extend the required expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date; or (vi) change in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; provided, further, that no such amendment, modification, termination, waiver or consent shall (i) increase the Commitments of a Lender over the amount hereof then in effect, or extend the period of availability of the Revolving Loan Commitment of a Lender beyond the Revolving Loan Commitment Termination Date, without the consent of such Lender, (ii) change in any manner the definition of “Requisite Lenders” or the definition of “Pro Rata Share” without the written consent of each Lender, (iii) change in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders without the written consent of each Lender, (iv) release all or substantially all the value of the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents, without the written consent of each Lender or (v) change in any manner the provisions contained in subsection 8.1 or this subsection 10.6 without the written consent of each Lender; provided, further, that, if any matter described above requiring the consent of each Lender relates only to (a) all 5-Year Term Loans, the approval of each 5-Year Term Lender shall be sufficient and (b) a Revolving Loan or Revolving Loan Commitment, the approval of each Revolving Lender shall be sufficient. In addition, (i) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (ii) no amendment, modification, termination or waiver of any Letter of Credit and no amendment, modification, termination or waiver of Section 3 that changes in any manner the rights and obligations of an Issuing Lender with respect to an outstanding Letter of Credit shall be effective without the written concurrence of the Issuing Lender of such Letter of Credit and, with respect to any reduction of the amount or postponement of the due date of any amount payable in respect of any Letter of Credit, 100% of the Revolving Lenders, (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent and (iv) any amendment, modification, termination or waiver of any provision of this Agreement that adversely affects the rights of Lenders holding Loans of any Class differently than those holding Loans of any other Class shall not be effective without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

B. Replacement of Lender. If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement that requires the consent of each Lender or each Lender affected thereby, the consent of the Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Administrative Agent shall have the right with the consent of Company, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to subsection 2.8 so long as at the time of such replacement each outstanding Loan of each such Lender being replaced is repaid in full (including accrued and unpaid interest or any fees or other amounts then due and payable) and so long as each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitments and/or repay in full each outstanding Loan of such Lender; provided that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Requisite Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided, further, that Company shall not have the right to terminate such non-consenting Lender’s Commitments and repay in full its outstanding Loans pursuant to clause (B) if, immediately after the termination of such Lender’s Revolving Loan Commitment, the Revolving Loan Exposure of all Lenders would exceed the Revolving Loan Commitments of all Lenders; and provided, further, that in any event Administrative Agent shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) to refuse to increase its Commitment over the amount then in effect pursuant to the second proviso contained in the first sentence of subsection 10.6A.

10.7 Independence of Covenants

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8 Notices

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agents shall not be effective until received; provided further, that Administrative Agent may make all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a borrowing request or a conversion/continuation notice, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Potential Event of Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or the Borrowing (all such non-excluded communications being referred to herein collectively as “Communications”) available to the Lenders by posting the Communications on an electronic document delivery site or transmission system. For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9 Survival of Representations, Warranties and Agreements

A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall to the extent set forth therein survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10 Failure or Indulgence Not Waiver; Remedies Cumulative

No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11 Marshalling; Payments Set Aside

Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12 Severability

In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13 Obligations Several; Independent Nature of Lenders’ Rights

The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14 Headings

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15 Applicable Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

10.16 Successors and Assigns

This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders’ rights of assignment are subject to subsection 10.1). Neither Company’s rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

Merrill Lynch, Pierce, Fenner & Smith, in its capacity as a Joint Lead Arranger, may, without notice, assign its interests under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related business may be transferred following the date of this Agreement.

10.17 CONSENT TO JURISDICTION AND SERVICE OF PROCESS

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS WITH RESPECT TO ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK;

(iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

(iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(v) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION;

(vi) AGREES NOT TO BRING ANY JUDICIAL PROCEEDING AGAINST ANY OTHER PARTIES HERETO OTHER THAN IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK; AND

(vii) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.18 WAIVER OF JURY TRIAL

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT

CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.19 Confidentiality

Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender’s customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, if applicable, it being understood and agreed by Company that in any event a Lender may make disclosures (a) in connection with remedies hereunder or under any other Loan Document, (b) with the prior written consent of Company and (c) to the accountants, auditors, attorneys, Affiliates of such Lender and numbering, administration and settlement service providers or disclosures reasonably required by any bona fide actual or potential assignee, transferee or participant or to any actual or prospective contractual counterparty (or its advisor) to any securitization, hedge or other derivative transaction in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency, self-regulatory body or representative thereof or pursuant to legal process; provided that, in each of the foregoing cases, the Person to which disclosure is to be made is informed of the confidential nature of such information and agrees to maintain its confidentiality; provided, further, that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any routine compliance examination or examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries. Any Person required to maintain the confidentiality of information as provided in this subsection shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such person would accord to its own confidential information.

10.20 Counterparts; Effectiveness

This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof. Delivery of an executed counterpart of a signature page of this Agreement by telefacsimile or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.21 USA Patriot Act

Each Lender that is subject to the Patriot Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Company that pursuant to the requirements of the Patriot Act, they are required to obtain, verify and record information that identifies Company, which information includes the name and address of Company and other information that will allow such Lender or Administrative Agent, as applicable, to identify Company in accordance with the Patriot Act.

10.22 Defaulting Lender Cure

If Company and Administrative Agent and a Defaulting Lender agree in writing in their sole discretion that such Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Revolving Lenders or take such other actions as Administrative Agent may reasonably determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Lenders in accordance with their Pro Rata Shares, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Company while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

10.23 Absence of Fiduciary Relationship

In connection with all aspects of the Transactions (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Company acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Lenders comprise an arm’s-length business relationship that does not directly or indirectly give rise to, nor does Company or any of its Subsidiaries rely on, any fiduciary duty on the part of any Agent or the Lenders, (B) Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the Transactions; (ii) (A) each Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Company or any of its Subsidiaries or any other Person and (B) neither any Agent nor any Lender has any obligation to Company or any of its Subsidiaries with respect to the Transactions except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Company and its Subsidiaries and neither any Agent nor any Lender has any obligation to disclose any of such interests to Company or any of its Subsidiaries. To the fullest extent permitted by law, Company hereby waives and releases any claims that it may have against any Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.24 Acknowledgment and Consent to Bail-In of EEA Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of any EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii) the effects of any Bail-In Action on any such liability, including, if applicable: (a) a reduction in full or in part or cancellation of any such liability, (b) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (c) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[REST OF PAGE LEFT INTENTIONALLY BLANK]

SCHEDULE 2.1

COMMITMENTS

Lender	Revolving Loan Commitment
Citibank, N.A.	$262,500,000
Wells Fargo Bank, N.A.	262,500,000
Bank of America, N.A.	262,500,000
Credit Suisse AG, Cayman Islands Branch	262,500,000
JPMorgan Chase Bank, N.A.	262,500,000
Mizuho Bank, Ltd.	262,500,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	131,250,000
Morgan Stanley Bank, N.A.	131,250,000
Royal Bank of Canada	262,500,000
Credit Agricole Corporate and Investment Bank	160,000,000
Sumitomo Mitsui Banking Corporation	160,000,000
SunTrust Bank	160,000,000
TD Bank, N.A.	160,000,000
The Bank of Nova Scotia	160,000,000
U.S. Bank National Association	160,000,000
Bank of China, Los Angeles Branch	60,000,000
Branch Banking and Trust Company	60,000,000
Fifth Third Bank	60,000,000
KeyBank National Association	60,000,000
PNC Bank, National Association	60,000,000
Regions Bank	60,000,000
The Huntington National Bank	60,000,000
Stifel Bank & Trust	20,000,000
Total	$3,500,000,000.00

SCHEDULE 5.6

LITIGATION

Any actions, suits, proceedings, arbitrations and governmental investigations disclosed on the Company’s Form 10-Q for the Fiscal Quarter ended September 30, 2017 are incorporated by reference herein.

SCHEDULE 7.1

INDEBTEDNESS

None.

SCHEDULE 7.2

LIENS

None.

EXHIBIT I

[FORM OF NOTICE OF BORROWING]

NOTICE OF BORROWING

Pursuant to that certain Credit Agreement dated as of April 28, 2015, as amended and restated as of October 26, 2017, (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), among Express Scripts Holding Company, a Delaware corporation, the financial institutions listed therein as Lenders and Citibank, N.A., as Administrative Agent, this represents Company’s request to borrow as follows:

1.	Funding Date[1]:	,

2.	Amount of borrowing[2]:	$

3.	Type of Loans:	☐	a. Revolving Loans

		☐	b. 5-Year Term Loans

4.	Interest rate option:	☐	a. Alternate Base Rate Loan(s)

		☐	b. Eurodollar Rate Loans with an initial Interest Period of month(s) for $

Period of month(s) for $

Period of month(s) for $

The proceeds of such Loans are to be deposited in Company’s account.

The undersigned officer, in [his] [her] capacity as                                  of Company and not in [his] [her] individual capacity, hereby certifies on behalf of Company that, to the best of its knowledge:

(i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects [(other than, in the case of Borrowings made after the Closing Date, those representations and warranties

[1]	Funding Date shall be a Business Day.
[2]

Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B of the Credit Agreement for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

contained in subsections 5.4 and 5.6 of the Credit Agreement)]3 on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; and

(ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default.

[3]	To be included for Borrowings of Revolving Loans on each Funding Date after the Closing Date.

DATED:	EXPRESS SCRIPTS HOLDING COMPANY

By:
Name:
Title:

EXHIBIT II

[FORM OF NOTICE OF CONVERSION/CONTINUATION]

NOTICE OF CONVERSION/CONTINUATION

Pursuant to that certain Credit Agreement dated as of April 28, 2015, as amended and restated as of October 26, 2017, (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), among Express Scripts Holding Company, a Delaware corporation (“Company”), the financial institutions listed therein as Lenders and Citibank, N.A., as Administrative Agent, this represents Company’s request to convert or continue loans as follows:

1.	Date of conversion/continuation[1]:	,

2.	Amount of Loans being converted/continued[2]:	$

3.	Type of Loans being converted/continued:	€ a.	Revolving Loans

		€ b.	5-Year Term Loans

4.	Nature of conversion/continuation:	€ a.	Conversion of Alternate Base Rate Loans to Eurodollar Rate Loans

		€ b.	Conversion of Eurodollar Rate Loans to Alternate Base Rate Loans[3]

		€ c.	Continuation of Eurodollar Rate Loans as such[4]

[1]	Date of conversion/continuation shall be a Business Day.
[2]	Subject to the provisions of subsection 2.6 of the Credit Agreement, the amount of Loans to be converted or continued shall be an integral multiple of $1,000,000 and not less than $5,000,000.
[3]	Conversions from Eurodollar Rate Loans will take place at the expiration of the respective Interest Period.
[4]	Continuations of Eurodollar Rate Loans will take place at the expiration of the respective Interest Period.

II-1

5.	If Loans are being continued as or converted to Eurodollar Rate Loans, the duration of the new Interest Period that commences on the conversion/continuation date:

month(s) for $ month(s) for $ month(s) for $

In the case of a conversion to or continuation of Eurodollar Rate Loans, the undersigned officer, in [his] [her] capacity as                                  of Company and not in [his] [her] individual capacity, hereby certifies on behalf of the Company that, to the best of its knowledge, no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED:	EXPRESS SCRIPTS HOLDING COMPANY

By:
Name:
Title:

II-2

EXHIBIT III

[FORM OF NOTICE OF REQUEST TO ISSUE LETTER OF CREDIT]

NOTICE OF REQUEST TO ISSUE LETTER OF CREDIT

Pursuant to that certain Credit Agreement dated as of April 28, 2015, as amended and restated as of October 26, 2017, (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), among Express Scripts Holding Company, a Delaware corporation (“Company”), the financial institutions listed therein as Lenders and Citibank, N.A., as Administrative Agent, this represents Company’s request for the issuance of a Letter of Credit as follows:

1.	Issuing Lender:

2.	Date of issuance of Letter of Credit[1]:	,

3.	Face amount of Letter of Credit:	$

4.	Expiration date of Letter of Credit:	,

5.	Name and address of beneficiary:

6	Attached hereto is:

€ a. the verbatim text of such proposed Letter of Credit

€  b.    a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

The undersigned officer, in [his] [her] capacity as                      of Company and not in [his] [her] individual capacity, hereby certifies on behalf of the Company that, to the best of its knowledge:

[1]	Date of issuance of Letter of Credit shall be a Business Day.

III-1

(i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects [(other than those representations and warranties contained in subsections 5.4 and 5.6 of the Credit Agreement)]2 on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; and

(ii) No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default.

DATED:	EXPRESS SCRIPTS HOLDING COMPANY

By:
Name:
Title:

[2]	To be included for Letters of Credit to be issued after the Closing Date.

III-2

EXHIBIT IV-A

[RESERVED]

IV-A-1

EXHIBIT IV-B

[FORM OF 5-YEAR TERM NOTE]

EXPRESS SCRIPTS HOLDING COMPANY

PROMISSORY NOTE DUE APRIL 28, 2020

$	New York, New York , 20

FOR VALUE RECEIVED, Express Scripts Holding Company (“Company”), promises to pay to ___________________ or its registered assigns (“Payee”) on the dates set forth in the Credit Agreement referred to below, the principal amounts set forth in the Credit Agreement.

Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of April 28, 2015, as amended and restated as of October 26, 2017 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), among Company, the financial institutions listed therein as Lenders and Citibank, N.A., as Administrative Agent.

This Note is one of Company’s “5-Year Term Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the 5-Year Term Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the 5-Year Term Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the preceding Business Day.

This Note is subject to prepayment as provided in subsections 2.4A and 2.4D of the Credit Agreement.

IV-B-1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IV-B-2

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

EXPRESS SCRIPTS HOLDING COMPANY

By:
Name:
Title:

IV-B-3

TRANSACTIONS

ON

5-YEAR TERM NOTE

Date	Type of Loan Made This Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

IV-B-4

EXHIBIT IV-C

[FORM OF REVOLVING NOTE]

EXPRESS SCRIPTS HOLDING COMPANY

PROMISSORY NOTE DUE OCTOBER 26, 2022

$______________	New York, New York ____________, 20__

FOR VALUE RECEIVED, Express Scripts Holding Company, a Delaware corporation (“Company”), promises to pay to                                               or its registered assigns (“Payee”) on or before the Revolving Loan Commitment Termination Date and at such earlier dates as may be required by the Credit Agreement (as defined below), the lesser of (x)                              ($                    ) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of April 28, 2015, as amended and restated as of October 26, 2017 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), among Company, the financial institutions listed therein as Lenders and Citibank, N.A., as Administrative Agent.

This Note is one of Company’s “Revolving Notes” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Revolving Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

IV-C-1

This Note is subject to prepayment at the option of Company as provided in subsection 2.4D(i) of the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IV-C-2

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

EXPRESS SCRIPTS HOLDING COMPANY

By:
Name:
Title:

IV-C-3

TRANSACTIONS

ON

REVOLVING NOTE

Date	Type of Loan Made This Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

IV-C-4

EXHIBIT V

[FORM OF SOLVENCY CERTIFICATE]

SOLVENCY CERTIFICATE

[        ]

This Certificate is being delivered pursuant to subsection 4.1H of that certain Credit Agreement dated as of April 28, 2015, as amended and restated as of October 26, 2017, (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), among Express Scripts Holding Company, a Delaware corporation (“Company”), the financial institutions listed therein as Lenders and Citibank, N.A., as Administrative Agent.

[•] hereby certifies that s/he is the [chief financial officer][treasurer] of Company and that s/he is knowledgeable of the financial and accounting matters of Company and its Subsidiaries, the Credit Agreement and the covenants and representations (financial and other) contained therein and that, as such, s/he is authorized to execute and deliver this Certificate on behalf of the Company.

The undersigned, in [his] [her] capacity as [chief financial officer][treasurer] of Company and not in [his] [her] individual capacity, hereby further certifies as follows:

(i) On the date hereof, immediately after giving effect to the Transactions to occur on the Closing Date, including the making of any Loan to be made on the Closing Date and the application of the proceeds thereof, the fair saleable value of the property of Company and its Subsidiaries, taken as a whole, including without limitation, any rights of subrogation and contribution, will be greater than the total amount of liabilities (including contingent liabilities) of Company and its Subsidiaries. In computing the amount of such contingent liabilities as of the date hereof, such liabilities have been computed at the amount that, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

(ii) On the date hereof, immediately after giving effect to the Transactions to occur on the Closing Date, including the making of any Loan to be made on the Closing Date and the application of the proceeds thereof, the fair saleable value of the property of Company and its Subsidiaries, taken as a whole, including without limitation, any rights of subrogation and contribution, will not be less than the amount that will be required to pay the probable liabilities on their then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to them.

(iii) On the date hereof, immediately after giving effect to the Transactions to occur on the Closing Date, including the making of any Loan to be made on the Closing Date and the application of the proceeds thereof, Company and its Subsidiaries, taken as a whole, do not intend to incur, or believe (nor should they reasonably believe) that they will incur, debts beyond their ability to pay such debts as they become due.

(iv) On the date hereof, immediately after giving effect to the Transactions to occur on the Closing Date, including the making of any Loan to be made on the Closing Date and the application of the proceeds thereof, Company and its Subsidiaries, taken as a whole, will not have an unreasonably small capital in relation to their business or any contemplated or undertaken transaction.

The undersigned understands that the Lenders and Administrative Agent are relying upon the foregoing statements in this Certificate in connection with the consummation of the Transactions.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first above written.

EXPRESS SCRIPTS HOLDING COMPANY

By:
Name:
Title: [Chief Financial Officer][Treasurer]

EXHIBIT VI

[FORM OF OFFICER’S AND COMPLIANCE CERTIFICATE]

OFFICER’S AND COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES, IN [HIS][HER] CAPACITY AS DESCRIBED IN PARAGRAPH 1 BELOW, AND NOT IN [HIS][HER] INDIVIDUAL CAPACITY THAT:

(1) I am the duly elected                                               of Express Scripts Holding Company, a Delaware corporation (“Company”).

(2) I have reviewed (i) the terms of that certain Credit Agreement dated as of April 28, 2015, as amended and restated as of October 26, 2017, (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein and not otherwise defined in this Officer’s and Compliance Certificate (including Attachment No. 1) (this “Certificate”) being used in this Certificate as therein defined), among Company, the financial institutions listed therein as Lenders and Citibank, N.A., as Administrative Agent and (ii) the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements.

(3) The examination described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate.

(4) In a separate attachment to this Certificate are all exceptions to paragraph (3) above, if any, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event.

VI-4

The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of                             ,              pursuant to subsection 6.1(iii) of the Credit Agreement.

EXPRESS SCRIPTS HOLDING COMPANY

By:
Name:
Title:

ATTACHMENT NO. 1

TO OFFICER’S AND COMPLIANCE CERTIFICATE

This Attachment No. 1 is attached to and made a part of an Officer’s and Compliance Certificate dated as of

,                  and pertains to the period from                     ,                          to             ,            . Subsection references herein relate to subsections of the Credit Agreement.

A. Indebtedness1

1.	Indebtedness incurred in connection with Permitted Receivables Transactions permitted under subsection 7.1(iii):	$
2.	Maximum permitted under subsection 7.1(iii):		$1,500,000,000
3.

Indebtedness incurred in connection with or as a component of the purchase price of any property or that was existing on any property or any Person acquired by such Subsidiary at the time of acquisition thereof and assumed in connection with such acquisition (other than Indebtedness issued in connection with, or in anticipation of, such acquisitions), and any refinancing, extension or renewals thereof to the extent the principal amount of such Indebtedness is not increased (except by an amount equal to the unpaid accrued interest and premium thereon or other amounts paid, and fees and expenses incurred, in connection with such refinancing, extension or renewal), and neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, in accordance with subsection 7.1(vii)

		$
4.	Maximum permitted under subsection 7.1(vii):		$200,000,000
5.	Indebtedness outstanding for which no other exception under subsections 7.1(i)-(vii) is available:	$
6.	Consolidated Net Worth of Company and its Subsidiaries as of the last day of the most recently ended Fiscal Quarter:	$
7.	Indebtedness as a percentage of Consolidated Net Worth of Company and its Subsidiaries (5/6):			%

[1]	Applies only to Indebtedness of Subsidiaries that are not Subsidiary Guarantors.

8.	Maximum permitted Indebtedness as a percentage of Consolidated Net Worth of Company and its Subsidiaries:	15%

B. Liens

1.	Liens securing Indebtedness permitted under subsection 7.2(x):	$	_____________
2.	Consolidated Net Worth of Company and its Subsidiaries as of the last day of the most recent Fiscal Quarter:	$	_____________
3.	Liens securing Indebtedness as a percentage of Consolidated Net Worth of Company and its Subsidiaries (1/2):		_____________	%
4.	Maximum permitted Liens securing Indebtedness as a percentage of Consolidated Net Worth of Company and its Subsidiaries:		15%

C. Maximum Leverage Ratio (as of _________, ____)

1.	Consolidated Total Debt:	$	_____________
2.	Consolidated EBITDA (for purposes of Section 2.2A(i) of the Credit Agreement):	$	_____________
3.	Consolidated EBITDA (for all other purposes):	$	_____________
4.	Consolidated Leverage Ratio (for purposes of Section 2.2A(i) of the Credit Agreement) (1):(2):		______:1.0
5.	Consolidated Leverage Ratio (for all other purposes) (1):(3):		______:1.0
6.	Maximum ratio permitted under subsection 7.4:		3.5:1.0
7.	Maximum ratio permitted under subsection 7.4 for the first four Fiscal Quarters following the consummation of a Qualified Acquisition:		4.0:1.0

D. Sales and Leasebacks

1.	Total Attributable Debt with respect to all Sale and Leaseback Transactions of Company and its Subsidiaries consummated after the Closing Date of the Credit Agreement:	$	_____________

2.	Consolidated Net Worth of Company and its Subsidiaries as of the last day of the most recent Fiscal Quarter:	$	_____________
3.

Total Attributable Debt with respect to all Sale and Leaseback Transactions of Company and its Subsidiaries consummated after the Closing Date of the Credit Agreement as a percentage of Consolidated Net Worth of Company and its Subsidiaries (1/2):

			_____________	%
4.	Maximum permitted total Attributable Debt with respect to all Sale and Leaseback Transactions of Company and its Subsidiaries consummated after the Closing Date of the Credit Agreement as a percentage of Consolidated Net Worth of Company and its Subsidiaries:		10%

EXHIBIT VII

[FORM OF ASSIGNMENT AGREEMENT]

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Agreement”) is entered into by and between the parties designated as Assignor (“Assignor”) and Assignee (“Assignee”) above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the “Schedule of Terms”) and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, supplemented or otherwise modified from time to time, the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined).

IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Assignment and Assumption.

(a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the “Settlement Date”), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor’s rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor’s Commitments, if any, and outstanding Loans, if any, which represents, as of the Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to the Commitments, if any, and any outstanding Loans (the “Assigned Share”). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor’s rights and obligations relating to Assignor’s Revolving Loan Commitment shall include (i) in the event Assignor is an Issuing Lender with respect to any outstanding Letters of Credit (any such Letters of Credit being “Assignor Letters of Credit”), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 3.1C of the Credit Agreement and (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 3.1C with respect to any Letters of Credit other than Assignor Letters of Credit.

(b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

(c) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the Commitments, if any, the outstanding Loans, if any, and the Pro Rata Share corresponding to the Assigned Share.

(d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(d) is expressly made for the benefit of Company, Administrative Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

VII-1

(e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor’s rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments and any outstanding Loans shall have no effect on the Commitments, the outstanding Loans and the Pro Rata Share corresponding to the Assigned Share as set forth in Item 3 of the Schedule of Terms and (iii) from and after the Settlement Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including all payments of principal and accrued but unpaid interest, any facility fees and letter of credit fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

SECTION 2. Certain Representations, Warranties and Agreements.

(a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

(b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

(c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 10.1 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto); and, if Assignee is an Affiliate (or an Approved Fund) of Assignor, that the assignment and assumption described above will not result in increased costs to Company, provided that if such assignment and assumption would result in increased costs to Company, Assignee agrees that Company’s consent to such assignment and assumption may be conditioned on Assignee agreeing not to require reimbursement from Company of such increased costs.

VII-2

(d) Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

(e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

SECTION 3. Miscellaneous.

(a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

(b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

(c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 10.8 of the Credit Agreement.

(d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

VII-3

(f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

(g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

(h) This Agreement shall become effective upon the date (the “Effective Date”) upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by Company as evidence of its consent hereto to the extent required under subsection 10.1B(i) of the Credit Agreement, (iii) the receipt by Administrative Agent of the processing and recordation fee referred to in subsection 10.1B(i) of the Credit Agreement, (iv) in the event Assignee is a Non-US Lender (as defined in subsection 2.7B(iii)(a) of the Credit Agreement), the delivery by Assignee to Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to said subsection 2.7B(iii)(a), (v) the execution of a counterpart hereof by Administrative Agent as evidence of its acceptance hereof in accordance with subsection 10.1B(ii) of the Credit Agreement, (vi) the receipt by Administrative Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof, and (vii) the recordation by Administrative Agent in the Register of the pertinent information regarding the assignment effected hereby in accordance with subsection 10.1B(ii) of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.

VII-4

SCHEDULE OF TERMS

1.	Borrower: Express Scripts Holding Company.

2.	Name and Date of Credit Agreement: Credit Agreement dated as of April 28, 2015, as amended and restated as of October 26, 2017, among Express Scripts Holding Company, the financial institutions listed therein as Lenders and Citibank, N.A., as Administrative Agent.

3.	Amounts:

(a) Aggregate [Revolving] Loan Commitments [or [Revolving] Loans] of all Lenders:	$	________
(b) Assigned Share/Pro Rata Share:		________	%
(c) Amount of Assigned Share of [Revolving] Loan Commitments [or [Revolving] Loans]:	$	________

4.	Settlement Date: ____________, ____

5.	Payment Instructions:

ASSIGNOR:	ASSIGNEE:
_______________________________________	_______________________________________
_______________________________________	_______________________________________
_______________________________________	_______________________________________
Attention: ______________________________	Attention: ______________________________
Reference: ______________________________	Reference: ______________________________

6.	Notice Addresses:

ASSIGNOR:	ASSIGNEE:
_______________________________________	_______________________________________
_______________________________________	_______________________________________
_______________________________________	_______________________________________

[Remainder of page intentionally left blank]

VII-5

7.	Signatures:

____________________________________	____________________________________
as Assignor	as Assignee

By:_________________________________	By:_________________________________
Title:________________________________	Title:________________________________

Consented to in accordance with subsection 10.1B(i) of the Credit Agreement	Accepted in accordance with subsection 10.1B(i) of the Credit Agreement

EXPRESS SCRIPTS HOLDING COMPANY, AS BORROWER[1]	CITIBANK, N.A., AS ADMINISTRATIVE AGENT

By:_________________________________	By:__________________________________
Name: Title:	Name: Title:

By:__________________________________
Name: Title:

[1]	Borrower consent is a requirement subject to certain exceptions under subsection 10.1B(i) of the Credit Agreement.

VII-6

EXHIBIT VIII

[FORM OF ADMINISTRATIVE QUESTIONNAIRE]

ADMINISTRATIVE QUESTIONNAIRE

EXPRESS SCRIPTS HOLDING COMPANY

Agent Address:	1615 Brett Road OPS III New Castle, DE 19720	Return form to: Telephone: Facsimile: E-mail:	Citigroup Global Markets Inc. (212) 723-3803 (646) 843-3644 loanssyndicateteam@citi.com

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information: _________________________________________________________________________

	Signing Credit Agreement	☐ Yes	☐ No
	Coming in via Assignment	☐ Yes	☐ No

Type of Lender: ____________________________________________________________________________________
(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Lender Parent: _____________________________________________________________________________________

Domestic Address	Eurodollar Address
____________________________________	____________________________________
____________________________________	____________________________________
____________________________________	____________________________________
____________________________________	____________________________________

VIII-1

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc

	Primary Credit Contact	Secondary Credit Contact

Name:	_________________________________	_________________________________

Company:	_________________________________	_________________________________

Title:	_________________________________	_________________________________

Address:	_________________________________	_________________________________

	_________________________________	_________________________________

	_________________________________	_________________________________

Telephone:	_________________________________	_________________________________

Facsimile:	_________________________________	_________________________________

E-Mail Address:	_________________________________	_________________________________

	Primary Operations Contact	Primary Disclosure Contact

Name:	_________________________________	_________________________________

Company:	_________________________________	_________________________________

Title:	_________________________________	_________________________________

Address:	_________________________________	_________________________________

	_________________________________	_________________________________

	_________________________________	_________________________________

Telephone:	_________________________________	_________________________________

Facsimile:	_________________________________	_________________________________

E-Mail Address:	_________________________________	_________________________________

	Bid Contact	L/C Contact

Name:	_________________________________	_________________________________

Company:	_________________________________	_________________________________

Title:	_________________________________	_________________________________

Address:	_________________________________	_________________________________

	_________________________________	_________________________________

	_________________________________	_________________________________

Telephone:	_________________________________	_________________________________

Facsimile:	_________________________________	_________________________________

E-Mail Address:	_________________________________	_________________________________

VIII-2

Lender’s Domestic Wire Instructions
Bank Name:	____________________________________________________________________

ABA/Routing No.:	____________________________________________________________________

Account Name:	____________________________________________________________________

Account No.:	____________________________________________________________________

FFC Account Name:	____________________________________________________________________

FFC Account No.:	____________________________________________________________________

Attention:	____________________________________________________________________

Reference:	____________________________________________________________________

Lender’s Foreign Wire Instructions

Currency:	____________________________________________________________________

Bank Name:	____________________________________________________________________

Swift/Routing No.:	____________________________________________________________________

Account Name:	____________________________________________________________________

Account No.:	____________________________________________________________________

FFC Account Name:	____________________________________________________________________

FFC Account No.:	____________________________________________________________________

Attention:	____________________________________________________________________

Reference:	____________________________________________________________________

Agent’s Wire Instructions

Bank Name:	Citibank N.A.

ABA/Routing No.:	021000089

Account Name:	Agency/Medium Term Finance

Account No.:	36852248

Reference:	Express Scripts Holding Company

VIII-3

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:

If your institution is organized outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency) or any new or acceptable substitute or successor form(s). A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN-E (and Form W-8BEN) for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms and other supporting documentation for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).Please be advised that we request that you submit an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution (whether or not a U.S. entity) must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

VIII-4

EXHIBIT IX

[FORM OF CERTIFICATE RE NON-BANK STATUS]

CERTIFICATE RE NON-BANK STATUS

Reference is hereby made to that certain Credit Agreement dated as of April 28, 2015, as amended and restated as of October 26, 2017, (as further amended, supplemented or otherwise modified from time to time, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Express Scripts Holding Company, a Delaware corporation, the financial institutions listed therein as Lenders and Citibank, N.A., as Administrative Agent. Pursuant to subsection 2.7B(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” or other Person described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

In this regard, the Non-U.S. Lender further represents and warrants that, for purposes of Section 881(c)(3)(A) of the Code:

(i) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(ii) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

The Non-U.S. Lender further represents that it is not a 10-percent shareholder of Company within the meaning of Section 871(h)(3)(B) of the Code; and that the Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) and 864(d)(4) of the Code.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

IX-1

EXHIBIT X

[FORM OF AMENDED AND RESTATED SUBSIDIARY GUARANTY]

AMENDED AND RESTATED SUBSIDIARY GUARANTY

This AMENDED AND RESTATED SUBSIDIARY GUARANTY is entered into as of October 26, 2017, by and among THE UNDERSIGNED (each a “Guarantor”, and, together with any Additional Guarantors (as hereinafter defined), collectively the “Guarantors”) in favor of and for the benefit of Citibank, N.A., as agent for and representative of (in such capacity herein called “Guarantied Party”) the financial institutions party to the Credit Agreement (as hereinafter defined) (the “Lenders”) referred to below, and, subject to subsection 3.12, for the benefit of the other Beneficiaries (as hereinafter defined).

RECITALS

A. Express Scripts Holding Company, a Delaware corporation (“Company”), has entered into that certain Credit Agreement dated as of April 28, 2015, as amended and restated as of October 26, 2017, with the financial institutions from time to time party thereto as Lenders and Citibank, N.A., as Administrative Agent (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

B. Each Guarantor is an Affiliate of Company and will derive substantial benefits from the extension of credit to Company pursuant to the Credit Agreement.

C. It is a condition precedent to the making of the Loans under the Credit Agreement that Company’s obligations thereunder be guarantied by Guarantors.

D. Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.

NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder, Guarantors hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

“Beneficiaries” means Guarantied Party and Lenders.

“Guarantied Obligations” has the meaning assigned to that term in subsection 2.1.

“Guaranty” means this Amended and Restated Subsidiary Guaranty, as it may be amended, supplemented or otherwise modified from time to time.

“payment in full”, “paid in full” or any similar term means payment in full of the Guarantied Obligations, including all principal, interest, costs, fees and expenses (including reasonable legal fees and expenses) of Beneficiaries as required under the Loan Documents.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time its guarantee thereof became effective or if such Guarantor constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

1.2 Interpretation.

(a) References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

(b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

SECTION 2. THE GUARANTY

2.1 Guaranty of the Guarantied Obligations. Subject to the provisions of subsection 2.2(a), Guarantors jointly and severally hereby irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)). The term “Guarantied Obligations” is used herein in its most comprehensive sense and includes:

(a) any and all Obligations of Company, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of Company or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding; and

(b) those expenses set forth in subsection 2.8.

2.2 Limitation on Amount Guarantied; Contribution by Guarantors. (a) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Indebtedness of Company or its Subsidiaries subordinated or junior in right of payment to the Guarantied Obligations which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under subsection 2.2(b).

(b) Guarantors under this Guaranty together desire to allocate among themselves in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a “Funding Guarantor”) that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor’s Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor’s Aggregate Payments (as defined below) to equal its Fair Share as of such date. “Fair Share” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. “Fair Share Shortfall” means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. “Adjusted Maximum Amount” means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty determined as of such date, in the case of any Guarantor, in accordance with subsection 2.2(a); provided that, solely for purposes of calculating the “Adjusted Maximum Amount” with respect to any Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this subsection 2.2(b)) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this subsection 2.2(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this subsection 2.2(b) shall not be construed in any way to limit the liability of any Guarantor hereunder.

2.3 Payment by Guarantors; Application of Payments. Subject to the provisions of subsection 2.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Guarantied Party as provided in subsection 2.4D of the Credit Agreement.

2.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) This Guaranty is a guaranty of payment when due and not of collectibility.

(b) Guarantied Party may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default.

(c) The obligations of each Guarantor hereunder are independent of the obligations of Company under the Loan Documents and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company under the Loan Documents, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

(d) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guarantied Obligations.

(e) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents.

(f) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

2.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries:

(a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

(b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

(c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;

(e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and

(g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

2.6 Guarantors’ Rights of Subrogation, Contribution, Etc. Each Guarantor hereby waives, until the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or been cash collateralized or backstopped by a letter of credit reasonably acceptable to Administrative Agent and the Issuing Lender, any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or been cash collateralized or backstopped by a letter of credit reasonably acceptable to Administrative Agent and the Issuing Lender, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations (including any such right of contribution under subsection 2.2(b)). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

2.7 Subordination of Other Obligations. Any indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision of this Guaranty.

2.8 Expenses. Without duplication of any costs and expenses provided for under the Credit Agreement or the other Loan Documents, Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Beneficiaries harmless against liability for, any and all reasonable and documented out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel (other than allocated costs of internal counsel)) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

2.9 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations (other than the Contingent Obligations and any Guarantied Obligations under any Hedge Agreements or in respect of Treasury Management Services) shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or been cash collateralized or backstopped by a letter of credit reasonably acceptable to Administrative Agent and the Issuing Lender. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

2.10 Rights Cumulative. The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between any Guarantor and any Beneficiary or Beneficiaries or between Company and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

2.11 Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty. (a) So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of Guarantied Party acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and Beneficiaries that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

(c) In the event that all or any portion of the Guarantied Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

2.12 Notice of Events. Promptly upon Guarantor obtaining knowledge thereof, Guarantor shall give Guarantied Party written notice of any condition or event which has resulted in (a) a Material Adverse Effect or (b) any Event of Default or Potential Event of Default.

2.13 Set Off. In addition to any other rights any Beneficiary may have under law or under this Guaranty, such Beneficiary is authorized at any time or from time to time while an Event of Default has occurred and is continuing, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to Guarantor and any other property of Guarantor held by any Beneficiary to or for the credit or the account of Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to any Beneficiary under this Guaranty.

2.14 Representations and Warranties. Each Guarantor represents and warrants as to itself, on the date that it becomes a party hereto, on the Closing Date, on each Funding Date (other than, in the case of Funding Dates occurring after the Closing, subsections 5.4 and 5.6 of the Credit Agreement) and on the date of the issuance of each Letter of Credit (other than, in the case of Funding Dates occurring after the Closing Date, subsections 5.4 and 5.6 of the Credit Agreement) that all representations and warranties relating to it contained in the Loan Documents are true, correct and complete in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date.

2.15 Covenants. Each Guarantor covenants and agrees that such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents that are required to be, or that Company has agreed to cause to be, performed or observed by such Guarantor or Subsidiary.

2.16 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Company’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Guarantied Party nor any other Beneficiary will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 3. MISCELLANEOUS

3.1 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and any increase in the Commitments under the Credit Agreement.

3.2 Notices. Any communications between Guarantied Party and any Guarantor and any notices or requests provided herein to be given may be given as provided in subsection 10.8 of the Credit Agreement.

3.3 Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

3.4 Amendments and Waivers. (a) No failure or delay by the Guarantied Party or any other Beneficiary in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Guarantied Party and the other Beneficiaries hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 3.4 and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 3.4(b) shall be binding upon each Beneficiary.

3.5 Headings. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

3.6 Applicable Law; Rules of Construction. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Guaranty mutatis mutandis.

3.7 Successors and Assigns. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Lenders. Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Credit Agreement.

3.8 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS WITH RESPECT TO ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK;

(III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 3.2;

(IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(V) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION;

(VI) AGREES NOT TO BRING ANY JUDICIAL PROCEEDING AGAINST ANY BENEFICIARY OTHER THAN IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK; AND

(VII) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 3.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

3.9 WAIVER OF TRIAL BY JURY. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY, EACH (I) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR SUCH GUARANTOR AND BENEFICIARIES TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH GUARANTOR AND BENEFICIARIES HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY OR ACCEPTING THE BENEFITS THEREOF, AS THE CASE MAY BE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS AND (II) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 3.9 AND EXECUTED BY GUARANTIED PARTY AND EACH GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

3.10 No Other Writing. This writing is intended by Guarantors and Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

3.11 Further Assurances. At any time or from time to time, upon the request of Guarantied Party, Guarantors shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

3.12 Additional Guarantors. The initial Guarantors hereunder shall be such of the Domestic Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Domestic Subsidiaries of Company may become parties hereto, as additional Guarantors (each an “Additional Guarantor”), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

3.13 Keepwell. Each Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations; provided, however, that (i) the foregoing undertaking shall not be effective at any time and for so long as such Guarantor does not qualify as a Qualified ECP Guarantor and (ii) each Qualified ECP Guarantor shall only be liable under this Section 3.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 3.13, or otherwise under this Guaranty, as it relates to each other Guarantor, voidable under any applicable Fraudulent Transfer Law, and not for any greater amount. Each Qualified ECP Guarantor intends that this Section 3.13 constitute, and this Section 3.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

3.14 Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Guarantied Party of written or telephonic notification of such execution and authorization of delivery thereof. Delivery of an executed counterpart of a signature page of this Guaranty by telefacsimile or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart of this Guaranty.

3.15 Guarantied Party as Agent.

(a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement; provided that Guarantied Party shall exercise, or refrain from exercising, any remedies hereunder in accordance with the instructions of Requisite Lenders.

(b) Guarantied Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; removal of Administrative Agent under the Credit Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Guarantied Party under this Guaranty, and the resigning or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party’s resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

3.16 Release of Guarantors. A Guarantor shall automatically be released from its Guarantied Obligations upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Domestic Subsidiary; provided that, if so required by the Credit Agreement, the Requisite Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise.

IN WITNESS WHEREOF, the undersigned Guarantors have caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of ______________, 2017.

ENTITIES LISTED ON SCHEDULE I HERETO,

By:
Name:	Timothy A. Smith
Title:	Vice President and Treasurer to all entities listed on Schedule 1 hereto

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SCHEDULE 1

No.	Legal Name

1.	EXPRESS SCRIPTS, INC.

2.	MEDCO HEALTH SOLUTIONS, INC.

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IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of _____________, _____.

_________________________________
(Name of Additional Guarantor)

By: _____________________________
Title: ____________________________

Address:__________________________
__________________________
__________________________
__________________________

X-1